UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.             )

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Simon Property Group, Inc.
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SIMON®

SIMON PROPERTY GROUP, INC.

2018 PROXY STATEMENT

SIMON

March 28, 2018

Dear Fellow Shareholders:

Please join me and the Board of Directors at our 2018 Annual Meeting of Shareholders on May 8, 2018, at our headquarters in Indianapolis, Indiana. The business to be conducted at the meeting is explained in the attached Notice of Annual Meeting and Proxy Statement. We are pleased to furnish proxy materials to our shareholders over the Internet. We believe that this e-proxy process expedites shareholders' receipt of proxy materials, while also lowering the costs and reducing the environmental impact of our Annual Meeting.

Simon Property Group continued its track record of posting the strongest financial results in our industry. I would like to thank our employees for their hard work and dedication and our shareholders for their continued interest and support of our Company.

Whether or not you plan to attend the meeting in person, please read the Proxy Statement and vote your shares. Instructions for voting by mail, Internet and telephone are included in your Notice of Internet Availability of Proxy Materials or proxy card (if you receive your materials by mail). We hope that after you have reviewed the Proxy Statement you will vote in accordance with the Board's recommendations. Your vote is important to us and our business.

Sincerely,

David Simon
Chairman of the Board and Chief Executive Officer

  NOTICE OF ANNUAL MEETING
  OF SHAREHOLDERS

MAY 8, 2018
8:30 A.M. (EDT)

Simon Property Group Headquarters
225 West Washington Street, Indianapolis, Indiana 46204

ITEMS OF BUSINESS

1.
Elect the thirteen director nominees named in this Proxy Statement, including three directors to be elected by the voting trustees who vote the Class B common stock;

2.
Advisory vote to approve the compensation of our Named Executive Officers;

3.
Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2018;

4.
Shareholder Proposal, if properly presented; and

5.
Other business as may properly come before the meeting or any adjournments or postponements of the meeting.

RECORD DATE

You can vote if you were a shareholder of record on March 15, 2018 (the "Record Date").

ANNUAL REPORT

Our 2017 Annual Report to Shareholders accompanies, but is not part of, or incorporated into, this Proxy Statement.

PROXY VOTING

On or about March 28, 2018, a Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting of Shareholders (the "Notice") is first being mailed to our shareholders of record as of the Record Date and our proxy materials are first being posted on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all shareholders may choose to access our proxy materials on the website referred to in the Notice or may request a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. For those shareholders who previously requested to receive proxy materials in printed form by mail or electronically by email on an ongoing basis, you will receive those materials as you requested.

Shareholders as of the Record Date are invited to attend the Annual Meeting, but if you cannot attend in person, please vote in advance of the meeting by using one of the methods described in the Proxy Statement. Shareholders may vote their shares (1) in person at the Annual Meeting, (2) by telephone, (3) through the Internet or (4) by completing and mailing a proxy card if you receive your proxy materials by mail. Specific instructions for voting by telephone or through the Internet are included in the Notice. If you attend and vote at the meeting, your vote at the meeting will replace any earlier vote you cast.

By order of the Board of Directors,

Steven E. Fivel
General Counsel and Secretary

March 28, 2018

 SIMON PROPERTY GROUP   2018 PROXY STATEMENT    1

 2     SIMON PROPERTY GROUP   2018 PROXY STATEMENT

PLEASE VOTE

It is very important that you vote to play a part in the future of the Company. New York Stock Exchange ("NYSE") rules provide that if your shares are held through a broker, bank, or other nominee, they cannot vote on your behalf on non-discretionary matters without your instruction.

PROPOSALS WHICH REQUIRE YOUR VOTE

PROPOSAL		MORE INFORMATION	BOARD RECOMMENDATION	BROKER NON-VOTES	ABSTENTIONS	VOTES REQUIRED FOR APPROVAL

1	Elect the thirteen director nominees named in this Proxy Statement	Page 13	FOR ALL NOMINEES	Do not impact outcome	Do not impact outcome	More votes FOR than AGAINST. Under our By-Laws, a nominee who receives more AGAINST votes than FOR votes will be required to tender his or her resignation.
2	Advisory vote to approve the compensation of our Named Executive Officers	Page 23	FOR	Do not impact outcome	Do not impact outcome	Majority of votes cast.
3	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2018	Page 44	FOR	N/A	Do not impact outcome	Majority of votes cast.
4	Shareholder proposal requesting that any future employment agreement with our CEO not provide any termination benefits following a change in control	Page 46	AGAINST	Do not impact outcome	Do not impact outcome	Majority of votes cast.

BY INTERNET USING A COMPUTER	BY TELEPHONE	BY MAIL

Vote 24/7 www.proxyvote.com	Dial toll-free 24/7 1-800-690-6903	Cast your ballot, sign your proxy card and send by pre-paid mail

PLEASE VISIT OUR ANNUAL MEETING WEBSITE:  annualmeeting.simon.com

•
Review and download easy to read versions of our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the "Annual Report").

•
Sign up for future electronic delivery to reduce the impact on the environment.

 SIMON PROPERTY GROUP   2018 PROXY STATEMENT    3

PROXY SUMMARY

This proxy summary highlights information which may be contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

ELIGIBILITY TO VOTE (page 49)

You can vote if you were a shareholder of record at the close of business on the Record Date (March 15, 2018).

HOW TO CAST YOUR VOTE (page 3)

You can vote by any of the following methods:

•
Internet:  Go to www.proxyvote.com until 11:59 P.M. EDT on May 7, 2018;

•
Telephone:  Call 1-800-690-6903 until 11:59 P.M. EDT on May 7, 2018;

•
Mail:  Complete, sign and return your proxy or voting instruction card; or

•
In Person:  Vote in person by ballot at the Annual Meeting.

GOVERNANCE OF THE COMPANY (page 8)

We pride ourselves on continuing to observe and implement best practices in our corporate governance.

1.    ELECTION OF DIRECTORS (page 13)

NAME OF INDEPENDENT DIRECTOR	AGE	OCCUPATION	COMMITTEE MEMBERSHIPS

Glyn F. Aeppel	59	President and CEO of Glencove Capital	Governance and Nominating
Larry C. Glasscock	70	Retired Chairman of WellPoint, Inc. (now Anthem, Inc.)	Lead Independent Director, Audit, Governance and Nominating
Karen N. Horn, Ph.D.	74	Senior Managing Director of Brock Capital Group	Governance and Nominating (Chair)
Allan Hubbard	70	Co-Founder, Chairman and Partner of E&A Companies	Compensation, Governance and Nominating
Reuben S. Leibowitz	70	Managing Member of JEN Partners	Compensation (Chair), Audit
Gary M. Rodkin	65	Retired Chief Executive Officer and Director of ConAgra Foods, Inc.	Governance and Nominating
Stefan M. Selig	54	Founder of BridgePark Advisors LLC	Audit
Daniel C. Smith, Ph.D.	60	Professor of Marketing at the Kelley School of Business, Indiana University, and President and CEO of the Indiana University Foundation	Compensation
J. Albert Smith, Jr.	77	Chairman, Chase Bank in Central Indiana and Managing Director of J.P. Morgan Private Bank	Audit (Chair), Compensation
Marta R. Stewart	60	Retired Executive Vice President and Chief Financial Officer of Norfolk Southern Corporation	Audit

NAME OF DIRECTOR	AGE	OCCUPATION	COMMITTEE MEMBERSHIPS

David Simon	56	Chairman of the Board and Chief Executive Officer of the Company	None
Richard S. Sokolov	68	President and Chief Operating Officer of the Company	None
Herbert Simon	83	Chairman Emeritus of the Board of the Company	None

 4     SIMON PROPERTY GROUP   2018 PROXY STATEMENT

PROXY SUMMARY

2.    ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (page 23)

3.    COMPENSATION DISCUSSION AND ANALYSIS (page 24)

The Compensation Committee of the Board believes that the Company's rigorous performance-based compensation programs operated to align shareholders' interests with the compensation of our named executive officers ("NEOs") in 2017. The Compensation Committee is confident that our executive compensation program is appropriately designed to incent strong performance over the longer term.

4.    RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (page 44)

5.    SHAREHOLDER PROPOSAL (page 46)

VOTING PROPOSALS	BOARD'S RECOMMENDATIONS

Proposal 1	Elect the thirteen director nominees named in this Proxy Statement	FOR ALL NOMINEES (page 13)
Proposal 2	Advisory vote to approve the compensation of our Named Executive Officers	FOR (page 23)
Proposal 3	Ratify the appointment of Ernst & Young, LLP as our independent registered public accounting firm for 2018	FOR (page 44)
Proposal 4	Shareholder proposal requesting that any future employment agreement with our CEO not provide any termination benefits following a change in control	AGAINST (page 46)

 SIMON PROPERTY GROUP   2018 PROXY STATEMENT    5

 PROXY STATEMENT

This Proxy Statement and accompanying proxy card are being made available to shareholders on or about March 28, 2018, in connection with the solicitation by the Board of Directors (the "Board") of Simon Property Group, Inc. ("Simon", "SPG", "we", "us", "our" or the "Company") of proxies to be voted at the 2018 Annual Meeting of Shareholders (the "Annual Meeting") to be held at the corporate headquarters of the Company located at 225 West Washington Street, Indianapolis, Indiana 46204, on May 8, 2018, at 8:30 a.m. (EDT). As required by rules adopted by the U.S. Securities and Exchange Commission (the "SEC"), the Company is making this Proxy Statement and its Annual Report available to shareholders electronically via the Internet. In addition, SPG is using the SEC's "Notice and Access" rules to provide shareholders with more options for receipt of these materials. Accordingly, on March 28, 2018, the Company will begin mailing the Notice of Internet Availability of Proxy Materials (the "Notice") to shareholders containing instructions on how to access this Proxy Statement and the Company's Annual Report via the Internet, how to vote online or by telephone, and how to receive paper copies of the documents and a proxy card.

SUMMARY OF 2017 FINANCIAL PERFORMANCE

This summary provides highlights of certain information in this Proxy Statement. This summary does not contain all of the information that you should consider and therefore you should read the entire Proxy Statement before voting. For more complete information regarding the Company's 2017 performance you should review the Company's Form 10-K for the year ended December 31, 2017 and Form 8-K furnished to the SEC on January 31, 2018.

In 2017, the Company continued to deliver consistent strong growth across our key financial metrics.

In 2017 we generated funds from operations ("FFO") of $11.21 per share; the highest we have ever reported. See "Where do I find reconciliation of Non-GAAP terms to GAAP terms?" in the section of this Proxy Statement titled "Frequently Asked Questions and Answers" on page 52. Our FFO compound annual growth rate ("CAGR") for the period from 2010 through 2017 was 12.2%.

Reported FFO per share

 6     SIMON PROPERTY GROUP   2018 PROXY STATEMENT

SUMMARY OF 2017 FINANCIAL PERFORMANCE

In 2017 we paid dividends per share of $7.15; the highest ever paid by the Company. The CAGR for our annual dividend payments for the period from 2010 through 2017 was 15.6%. The Company has a track record of returning funds to shareholders not only in the form of dividends, but over the last three years through a share repurchase program as well. In 2017, aggregating the Company's dividend payments and share repurchase program, the Company returned $3.0 billion to its shareholders. Over the last eight years we have returned more than $15.5 billion to our shareholders.

Funds Returned to Shareholders
($ in billions, except per share amounts)

Our Return on Equity increased from 13.4% in 2010 to 53.0% in 2017.

Return on Equity

 SIMON PROPERTY GROUP   2018 PROXY STATEMENT    7

CORPORATE GOVERNANCE OF THE COMPANY

BOARD LEADERSHIP STRUCTURE

Our Governance Principles provide for a strong Lead Independent Director role.

The Lead Independent Director presides over all meetings of the Board at which the Chairman of the Board (the "Chairman") is not present, including the regularly conducted executive sessions of the independent directors, sets Board agendas and facilitates interactions between the independent directors and the senior management team. In March of 2014, Larry C. Glasscock was appointed by our independent directors to serve as our Lead Independent Director.

David Simon has served since 2007 as the Chairman and Chief Executive Officer ("CEO"). The Board continues to believe that having David Simon fill these two leadership roles is an appropriate and efficient leadership structure. Together, our Lead Independent Director and the Chairman and CEO, deliver clear leadership, responsibility and accountability, effective decision-making and a cohesive corporate strategy.

Ten of our director nominees are independent under the requirements set forth in the NYSE Listed Company Manual. All of the members of the Audit Committee, Governance and Nominating Committee, and Compensation Committee are independent directors under the listing requirements and rules of the NYSE and other applicable laws, rules, and regulations.

We recognize the importance of refreshing our Board. Consistent with this belief, in the last four years we have appointed four new directors, including two new directors in the last six months.

The average tenure of our independent directors has decreased from 10.6 years to 7.5 years since July 22, 2015, as shown in the graphs below.

SUMMARY OF BOARD EXPERIENCE

	G. AEPPEL	L. GLASSCOCK	K. HORN	A. HUBBARD	R. LEIBOWITZ	G. RODKIN	S. SELIG	A. SMITH	D. SMITH	M. STEWART	D. SIMON	R. SOKOLOV	H. SIMON

High level of financial literacy and capital markets experience	X	X	X		X	X	X	X		X	X
Relevant Chief Executive Officer/President experience	X	X	X	X	X	X		X	X		X	X
Retail real estate or commercial real estate experience	X	X			X			X			X	X	X
Broad international exposure	X		X			X	X		X		X		X
Marketing/marketing-related technology experience				X		X			X
Governmental or geopolitical expertise			X	X			X					X
Risk oversight/management expertise	X	X	X	X	X	X		X	X	X	X	X	X

 8     SIMON PROPERTY GROUP   2018 PROXY STATEMENT

CORPORATE GOVERNANCE OF THE COMPANY

THE BOARD BELIEVES THAT ITS MEMBERS SHOULD:

• exhibit high standards of independent judgment and integrity; • have a strong record of achievements; • have an understanding of our business and the competitive environment in which we operate;

•

have diverse experiences and backgrounds, including racial and gender diversity; and

•

be committed to enhancing shareholder value on a long-term basis and have sufficient time to carry out their duties.

In addition, the Board has determined that the Board, as a whole, should strive to have the right mix of characteristics and skills necessary to effectively perform its oversight responsibilities. The Board believes that directors with one or more of the following professional skills or experiences can assist in meeting this goal:

• leadership of large and complex organizations; • accounting and finance; • e-commerce related internet-based businesses; • capital markets; • retail marketing;	• strategic planning; • real estate acquisitions, development, and operations; • banking, legal, and corporate governance; • government and governmental relationships; and • international business.

THE BOARD'S ROLE IN OVERSIGHT OF RISK MANAGEMENT

While risk management is primarily the responsibility of our management, the Board provides overall risk oversight focusing on the most significant risks we face. We have implemented a Company-wide enterprise risk management process to identify and assess the major risks we face and to develop strategies for controlling, mitigating, and monitoring risk. As part of this process, we gather information throughout our Company on an annual basis to identify and prioritize management of these major risks. The identified risks and risk mitigation strategies are validated with management and discussed with the Audit Committee on an ongoing basis.

The Audit Committee reviews our risk management programs and reports on these items to the full Board. Our Vice President of Audit Services is responsible for supervising the enterprise risk management process and in that role reports directly to the Audit Committee. Other members of senior management who have responsibility for designing and implementing various aspects of our risk management process also regularly meet with the Audit Committee. The Audit Committee discusses our identified financial and operational risks with our CEO and Chief Financial Officer and receives reports from other members of senior management with regard to our identified risks.

The Compensation Committee is responsible for overseeing risks relating to our compensation policies and practices. Specifically, the Compensation Committee oversees the design of incentive compensation arrangements for our executive officers to implement our pay-for-performance philosophy without encouraging or rewarding excessive risk-taking by our executive officers.

Our management regularly conducts additional reviews of risks, as needed, or as requested by the Board or Audit Committee.

DIRECTOR INDEPENDENCE

The Board has adopted standards to assist it in making determinations of director independence. These standards incorporate, and are consistent with, the definition of "independent" contained in the NYSE Listed Company Manual and other applicable laws, rules and regulations in effect from time to time regarding director independence. These standards are included in our Governance Principles, which are available at governanceprinciples.simon.com. In March 2014, the Board amended and restated the Governance Principles to strengthen the role of the Lead Independent Director. The Board has affirmatively determined that each person nominated by the Board for election as a director by the holders of voting shares of common stock and listed in this Proxy Statement meets these standards and is independent.

David Simon, Richard S. Sokolov and Herbert Simon are our employees and are not considered independent directors.

POLICIES ON CORPORATE GOVERNANCE

Good corporate governance is important to ensure that the Company is managed for the long-term benefit of its shareholders and to enhance the creation of long-term shareholder value. Each year, the Governance and Nominating Committee reviews our Governance Principles and recommends to the Board any suggested modifications. Also, the Audit Committee obtains reports from management and the Company's senior internal auditing executive that the Company and its subsidiaries are operating in conformity

 SIMON PROPERTY GROUP   2018 PROXY STATEMENT    9

CORPORATE GOVERNANCE OF THE COMPANY

with the Company's Code of Business Conduct and Ethics, which can be found at codeofconduct.simon.com and advises the Board with respect to the Company's policies and procedures regarding compliance with the Company's Code of Business Conduct and Ethics. In addition, each of the Board's standing committees reviews its written charter on an annual basis to consider whether any changes are required. These charters are located on our website at committeecomposition.simon.com. In addition to clicking on the preceding links, the current version of each of these documents is available by visiting www.simon.com and navigating to "Governance" by clicking on "Investors", or by requesting a printed copy without charge upon written request to our Secretary at 225 West Washington Street, Indianapolis, Indiana 46204.

We will also either disclose on Form 8-K and/or post on our Internet website any substantive amendment to, or waiver from, a provision of the Code of Business Conduct and Ethics that applies to any of our directors or executive officers.

ADOPTION OF PROXY ACCESS BY-LAW

In March 2017, after extensive analysis, the Governance and Nominating Committee recommended, and the Board adopted, through an amendment to our Amended and Restated By-Laws (the "By-Laws"), the ability of a shareholder, or a group of up to 20 shareholders, owning at least three percent of the Company's outstanding Class A common stock continuously for at least three years, to nominate and include in the Company's proxy materials director nominees constituting up to the greater of two nominees or 20% of the number of directors on the Board that the Class A common shareholders are entitled to elect, provided that the shareholders and the nominees satisfy the requirements in our By-Laws.

MAJORITY VOTE STANDARD FOR ELECTION OF DIRECTORS

Our By-Laws provide for a majority of votes cast standard for the election of directors in an uncontested election. The majority of votes cast standard for purposes of the election of director nominees means that in order for a director to be elected, the number of votes cast FOR a director's election must exceed the number of votes cast AGAINST that director's election. Any director who, in an uncontested election, receives a greater number of AGAINST votes than FOR votes must promptly tender his or her resignation to the Board, subject to its acceptance. The Governance and Nominating Committee will promptly consider the tendered resignation and recommend to the Board whether to accept or reject it. Both the Governance and Nominating Committee and the Board may consider any factors they deem appropriate and relevant to their actions. The Board will act on the tendered resignation, taking into account the Governance and Nominating Committee's recommendation. The affected director cannot participate in any part of the process. We will publicly disclose the Board's decision by a press release, a filing with the SEC or other broadly disseminated means of communication within 90 days after the shareholders' vote has been certified.

In a contested election (in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the votes cast by the holders of shares entitled to vote on the election of directors, provided a quorum is present.

NOMINATIONS FOR DIRECTORS

The Governance and Nominating Committee will consider director nominees recommended by shareholders. A shareholder who wishes to recommend a director candidate in this manner should send such recommendation to our Secretary at 225 West Washington Street, Indianapolis, Indiana 46204, who will forward it to the Governance and Nominating Committee. Any such recommendation shall include a description of the candidate's qualifications for Board service, the candidate's written consent to be considered for nomination and to serve if nominated and elected, as well as the addresses and telephone numbers for contacting the shareholder and the candidate for more information. A shareholder who wishes to nominate an individual as a director candidate at an annual meeting of shareholders, rather than either recommend the individual to the Governance and Nominating Committee as a nominee or utilize the proxy access process described above and set forth in Section 1.11 of our By-Laws, shall comply with the advance notice requirements for shareholder nominations set forth in Section 1.10 of our By-Laws.

Our Governance Principles provide that all candidates for election as members of the Board should possess high personal and professional ethics, integrity and values and be committed to representing the long-term interests of our shareholders and otherwise fulfilling the responsibilities of directors as described in our Governance Principles. In 2016, we amended our Governance Principles to clearly reflect and communicate the Board's long-standing diversity goals including, without limitation, the pursuit of racial and gender diversity taking into account the skills and other attributes the Board believes are required for any new director. Our Governance Principles further provide that if our directors simultaneously serve on more than four boards of public companies, including our Board, then the Board or Governance and Nominating Committee must determine that serving on more than four public company boards does not impair the ability of the director to serve as an effective member of our Board. In recommending

 10     SIMON PROPERTY GROUP   2018 PROXY STATEMENT

CORPORATE GOVERNANCE OF THE COMPANY

candidates to the Board for election as directors, the Governance and Nominating Committee will consider the foregoing minimum qualifications as well as each candidate's credentials, keeping in mind our desire, as stated in our Governance Principles, to have a Board representing diverse experiences and backgrounds, as well as expertise in or knowledge of specific areas that are relevant to our business activities. Although we do not have term limits or a mandatory retirement age for our directors, we do believe that periodic board refreshment is beneficial. Consistent with this belief, in the last four years we have appointed four new directors, including two new directors in the last six months.

COMMUNICATIONS WITH THE BOARD

The Board has implemented a process by which our shareholders and other interested parties may communicate with one or more members of our Board, its committees, the Lead Independent Director, or the independent directors as a group in a writing addressed to Simon Property Group, Inc., Board of Directors, c/o Secretary, 225 West Washington Street, Indianapolis, Indiana 46204. The Board has instructed our Secretary to promptly forward all such communications to the specified addressees thereof.

SHAREHOLDER ENGAGEMENT AND OUTREACH

The Company continued to engage with shareholders representing well over 50% of the shares outstanding and entitled to vote at the Annual Meeting, in 2017 and early 2018 concerning, among other things, executive compensation and sustainability. In addition, since our 2017 annual meeting and before mailing this Proxy Statement, our executive officers and certain independent members of our Board have considered the input received from shareholders (in face-to-face discussions, conference calls, and/or written communication).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires our directors, executive officers and beneficial owners of more than 10% of our capital stock to file reports of ownership and changes of ownership with the SEC and the NYSE. Based on our records and other information, we believe that during the year ended December 31, 2017 all applicable Section 16(a) filing requirements were met.

TRANSACTIONS WITH RELATED PERSONS

On an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire, which requires disclosure of any transactions with us in which the director or executive officer, or any member of his or her immediate family, has or will have an interest. Pursuant to our Code of Business Conduct and Ethics at codeofconduct.simon.com, which is also available in the Governance section of our website at investors.simon.com, the Audit Committee must review and approve all related person transactions in which any executive officer, director, director nominee or more than 5% shareholder of the Company, or any of their immediate family members, had, has or will have a direct or indirect material interest. Pursuant to the charter of the Audit Committee, which is available in the Governance section of our website at investors.simon.com, the Audit Committee may not approve a related person transaction unless (1) it is in, or not inconsistent with, our best interests and (2) where applicable, the terms of such transaction are at least as favorable to us as could be obtained from an unrelated third party. Our Restated Certificate of Incorporation requires that at least a majority of our directors be neither our employees nor members or affiliates of members of the Simon family. Our Restated Certificate of Incorporation further requires that transactions involving the Company, individually or in our capacity as general partner of our subsidiary, Simon Property Group, L.P. (the "Operating Partnership"), and any entity in which any of the Simons has an interest must, in addition to any other vote that may be required, be approved in advance by a majority of such independent directors. We currently have ten independent directors serving on the Board.

Our General Counsel is charged with reviewing any conflict of interest involving any other employee.

 SIMON PROPERTY GROUP   2018 PROXY STATEMENT    11

CORPORATE GOVERNANCE OF THE COMPANY

TRANSACTIONS WITH THE SIMONS

Pursuant to management agreements that provide for our receipt of a management fee and reimbursement of our direct and indirect costs, we have managed since 1993 two shopping centers owned by entities in which David Simon and Herbert Simon have ownership interests that were not contributed to the Operating Partnership. In addition, in 2017 we assisted Melvin Simon & Associates, Inc. ("MSA") and certain of its affiliates with placement of the property and casualty insurance programs required for certain retail and other commercial buildings and improvements owned by MSA or its affiliates. MSA is owned 30.94% by trusts for the benefit of Herbert Simon, 3.04% by a trust for the benefit of David Simon, and by certain other shareholders. In 2017, we received $3,962,127 in fees and reimbursements from MSA and its affiliates for rendering management and insurance-related services to MSA and its affiliates. These agreements have been reviewed and approved by the Audit Committee. In 2017, we reimbursed David Simon $2,038,260 for the Company-related business use of his personal aircraft. Our reimbursement for use of David Simon's personal aircraft is based upon a below-market hourly cost of operating the aircraft and the verified number of hours used for Company business, plus reimbursement for certain out-of-pocket expenses. These reimbursements were reviewed and approved by the Audit Committee.

We provide MSA with office space and legal, human resource administration, property specific financing and other support services, and MSA paid us $600,000 for these services in 2017, which is net of our reimbursement of Herbert Simon for costs incurred to operate his personal aircraft when used for Company related business purposes. These payments and reimbursements were reviewed and approved by the Audit Committee.

 12     SIMON PROPERTY GROUP   2018 PROXY STATEMENT

PROPOSAL 1:      Election of Directors

The Board currently consists of thirteen members. Based on the recommendation of the Governance and Nominating Committee, the Board has nominated the following ten persons listed as "Nominees for Director to be Elected by Holders of Voting Shares." All of the nominees are current directors.

We expect each nominee for election as a director named in this Proxy Statement will be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees.

The names, principal occupations and certain other information about the nominees for director, as well as key experiences, qualifications, attributes and skills that led the Governance and Nominating Committee to conclude that such person is currently qualified to serve as a director, are set forth on the following pages.

NOMINEES FOR DIRECTOR TO BE ELECTED BY HOLDERS OF VOTING SHARES

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE FOLLOWING INDEPENDENT DIRECTOR NOMINEES:

Glyn F. Aeppel Age: 59 Director since: 2016 Committees Served: Governance and Nominating Other Public Directorships: AvalonBay Communities, Inc.	Larry C. Glasscock
Age: 70
Director since: 2010
Committees Served: Lead Independent Director, Audit, Governance and Nominating
Other Public Directorships: Zimmer Biomet Holdings, Inc. and Sysco Corporation

President and Chief Executive Officer of Glencove Capital, a lifestyle hospitality investment and advisory company that she founded, since 2010. From October 2008 to May 2010, Ms. Aeppel served as Chief Investment Officer of Andre Balazs Properties, an owner, developer and operator of lifestyle luxury hotels. From April 2006 to October 2008, she served as Executive Vice President of Acquisitions and Development for Loews Hotels and was a member of its executive committee. From April 2004 to April 2006, she was a principal of Aeppel and Associates, a hospitality advisory development company, during which time she assisted Fairmont Hotels and Resorts in expanding in the United States and Europe. Prior to April 2004, Ms. Aeppel held executive positions with Le Meridien Hotels, Interstate Hotels & Resorts, Inc., FFC Hospitality, LLC, Holiday Inn Worldwide and Marriott Corporation. Ms. Aeppel currently serves on the board of directors of AvalonBay Communities, Inc., where she is a member of the audit committee and chair of the investment and finance committee. She also serves on the board of Exclusive Resorts, LLC, and Gilbane Inc., both privately held companies. Ms. Aeppel previously served on the boards of Key Hospitality Acquisition Corporation, Loews Hotels Corporation and Sunrise Senior Living, Inc.

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Ms. Aeppel has more than 30 years of experience in property acquisitions, development and financing. Ms. Aeppel has experience in both public and private companies focusing on the acquisition, operation and branding of hotel properties, including serving as Chief Investment Officer at Andre Balazs Properties and Executive Vice President, Acquisitions and Development, of Loews Hotel Corporation. She is a member of our Governance and Nominating Committee.

Former Chairman of WellPoint, Inc. (now Anthem, Inc.) a healthcare insurance company, from November 2005 to March 2010. Mr. Glasscock also served as President and Chief Executive Officer of WellPoint, Inc. from 2004 to 2007. Mr. Glasscock previously served as Chairman, President and Chief Executive Officer of Anthem, Inc. from 2003 to 2004 and served as President and Chief Executive Officer of Anthem, Inc. from 2001 to 2003. Mr. Glasscock also previously served as a director of Anthem, Inc., and as a director for Sprint Nextel Corporation until 2013. Mr. Glasscock is currently the non-executive Chairman of the Board for Zimmer Biomet Holdings, Inc. and a director of Sysco Corporation.

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Mr. Glasscock served as the Chief Executive Officer of the nation's leading health benefits company for many years. He has experience in leading a large public company, setting and implementing strategic plans, developing and implementing turnaround and growth strategies, and developing talent and participating in successful leadership transitions. Mr. Glasscock also has experience leading acquisitions of companies. In addition, he worked in financial services for 20 years and can identify meaningful metrics to assess a company's performance. He also serves, and has served for over 15 years, as a director of other public companies. Mr. Glasscock serves as our Lead Independent Director and serves on our Governance and Nominating Committee and Audit Committee. The Board has determined that he is an "audit committee financial expert".

 SIMON PROPERTY GROUP   2018 PROXY STATEMENT    13

PROPOSAL 1:      Election of Directors

Karen N. Horn, Ph.D. Age: 74 Director since: 2004 Committees Served: Governance and Nominating (Chair) Other Public Directorships: None	Allan Hubbard Age: 70 Director since: 2009 Committees Served: Compensation, Governance and Nominating Other Public Directorships: None

Dr. Horn has served as Senior Managing Director of Brock Capital Group, a corporate advisory and investment banking firm, since 2003. Retired President, Global Private Client Services and Managing Director of Marsh, Inc., a subsidiary of Marsh & McLennan Companies, having served in these positions from 1999 to 2003. Prior to joining Marsh, she was Senior Managing Director and Head of International Private Banking at Bankers Trust Company; Chairman and Chief Executive Officer, Bank One, Cleveland, N.A.; President of the Federal Reserve Bank of Cleveland; Treasurer of Bell of Pennsylvania; and Vice President of First National Bank of Boston. She is also Chairman of the National Association of Corporate Directors, Vice Chairman of the U.S. Russia Foundation, and the Chairman and a member of the board of the National Bureau of Economic Research. She previously served as a director of Georgia-Pacific Corporation and Fannie Mae, and in the past five years she served as a director of Norfolk Southern Corporation, T. Rowe Price Mutual Funds, and Eli Lilly and Company.

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Dr. Horn has more than 30 years of experience in international finance and management, including her service as President of the Federal Reserve Bank of Cleveland and as a senior executive of a number of financial institutions. These experiences provide her with expertise in financial management and economic policy and an in-depth knowledge of the capital markets in which we actively participate. Dr. Horn has previously served as a director of several other publicly-held companies. She is a member of our Governance and Nominating Committee, which she chairs.

Co-Founder and Chairman and Partner of E&A Companies, a privately-held holding company that acquires and operates established companies, since 1977. Mr. Hubbard served as Assistant to the President for Economic Policy and director of the National Economic Council for the George W. Bush administration. He also served as Executive Director of the President's Council on Competitiveness for the George H.W. Bush administration. Mr. Hubbard previously served as a director of Acadia Healthcare, Anthem, Inc., PIMCO Equity Series, and PIMCO Equity Series VIT.

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Mr. Hubbard has more than 30 years' experience as an entrepreneur having founded and led a company that acquires and grows companies in North America and Europe. He served on the board of directors of a major, publicly-held healthcare company for a number of years during which time he served on that board's audit, compensation and governance committees. Mr. Hubbard also has extensive government and economic policy experience, having held key economic positions in the administrations of two U.S. Presidents. He is an honors graduate of Harvard Business School with an emphasis in finance and an honors graduate of Harvard Law School. Mr. Hubbard serves on our Compensation Committee and Governance and Nominating Committee.

Reuben S. Leibowitz Age: 70 Director since: 2005 Committees Served: Compensation (Chair), Audit Other Public Directorships: None	Gary M. Rodkin Age: 65 Director since: 2015 Committees Served: Governance and Nominating Other Public Directorships: McCormick & Company, Incorporated

Managing Member of JEN Partners, a private equity firm, since 2005. Mr. Leibowitz was a Managing Director of Warburg Pincus from 1984 to 2005. He was a director of Chelsea Property Group, Inc. from 1993 until it was acquired by the Company in 2004 and previously served as a director of AV Homes, Inc.

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Mr. Leibowitz led a major private equity firm's real estate activities for many years and in that role was also responsible for implementing long-term corporate strategies. Mr. Leibowitz practiced 15 years as a CPA, including a number of years specializing in tax issues, and is an attorney. He has an in-depth understanding of our Premium Outlets® platform, having served as a director of Chelsea Property Group, the publicly-held company we acquired in 2004. He serves on our Audit Committee and Compensation Committee, which he chairs. The Board has determined that he is an "audit committee financial expert".

Chief Executive Officer and member of the board of ConAgra Foods, Inc. from 2005 until his retirement in May 2015. Mr. Rodkin was Chairman and Chief Executive Officer of PepsiCo Beverages and Foods North America from February 2003 to June 2005. Mr. Rodkin joined PepsiCo in 1998, after it acquired Tropicana, where Mr. Rodkin had served as President since 1995. From 1979 to 1995, Mr. Rodkin held marketing and general management positions of increasing responsibility at General Mills, with his last three years at the company as President, Yoplait-Colombo. Mr. Rodkin currently serves on the board of directors of McCormick & Company, Incorporated, where he is a member of their Nominating/Corporate Governance committee. In the past five years, he has served as a director of ConAgra Foods, Inc. and Avon Products, Inc.

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Mr. Rodkin has extensive experience in the leadership and management of a large packaged food company and expertise in branding and marketing of food and foodservice operations globally as the former Chief Executive Officer of ConAgra Foods,  Inc. Mr. Rodkin serves on our Governance and Nominating Committee.

 14     SIMON PROPERTY GROUP   2018 PROXY STATEMENT

PROPOSAL 1:      Election of Directors

Stefan M. Selig Age: 54 Director since: 2017 Committees Served: Audit Other Public Directorships: Entercom Communications Corp. and Safety, Income & Growth Inc.	Daniel C. Smith, Ph.D. Age: 60 Director since: 2009 Committees Served: Compensation Other Public Directorships: None

Founder of BridgePark Advisors LLC, a strategic advisory firm. Prior to that Mr. Selig served as the Undersecretary of the Commerce for International Trade for the U.S. Department of Commerce from 2014 - 2016. Mr. Selig previously was with Bank of America Merrill Lynch from 1999 - 2014, ultimately serving as Executive Vice Chairman of Global Corporate and Investment Banking. Mr. Selig was referred to our Lead Independent Director by our Chairman and Chief Executive Officer. Our Lead Independent Director reviewed Mr. Selig's qualifications, background and experience, and also conducted an interview before he was presented to the Governance and Nominating Committee for a series of interviews with members of the Committee as well as other independent directors. At the conclusion of the evaluations conducted at these interviews and meetings, the Governance and Nominating Committee recommended Mr. Selig's appointment to the Board. The Board appointed Mr. Selig as a director in November 2017, and he is now standing for election to a full term.

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Mr. Selig is a highly accomplished banker and senior executive who has served in prominent leadership roles in both the private and public sectors. Mr. Selig also has extensive government and economic policy experience, having served as Undersecretary of the Commerce for International Trade for the U.S. Department of Commerce. Mr. Selig currently serves on the board of directors of Entercom Communications Corp. and Safety, Income & Growth Inc. Mr. Selig serves on our Audit Committee. The Board of Directors has determined that he is an "audit committee financial expert".

Professor of Marketing at the Kelley School of Business, Indiana University (the "Kelley School"), and President and Chief Executive Officer of the Indiana University Foundation. Served as Dean of the Kelley School from 2005 - 2012 and as Chief Executive Officer of the Indiana University Foundation since 2012. Dr. Smith joined the faculty of the Kelley School in 1996 and has served as Chair of the Marketing Department, Chair of the MBA Program, and Associate Dean of Academic Affairs.

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Dr. Smith has spent over 30 years teaching, conducting research, and consulting in the areas of marketing strategy, brand management, financial management, compensation, human resource development and corporate governance. He served as Dean of one of the country's top-rated and largest business schools and now is the Chief Executive Officer of one of the nation's largest university foundations with $2.0 billion of assets. Both as Dean and Foundation Chief Executive Officer, he was/is responsible for financial oversight and long-term financial planning, hiring and retention policies, compensation policies, public relations and overall long-term strategy. He serves on our Compensation Committee.

J. Albert Smith, Jr. Age: 77 Director since: 1993 Committees Served: Audit (Chair), Compensation Other Public Directorships: None	Marta R. Stewart Age: 60 Director since: 2018 Committees Served: Audit Other Public Directorships: None

Chairman, Chase Bank, a national financial institution, in Central Indiana since 2014 and Managing Director of J.P. Morgan Private Bank since 2005. Mr. Smith was President of Bank One Central Indiana from 2001 to 2005; Managing Director of Banc One Corporation from 1998 to 2001; President of Bank One, Indiana, NA from 1994 to 1998; and President of Banc One Mortgage Corporation from 1974 to 1994.

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Mr. Smith has served as Chairman, President and Managing Director of the Midwest operations of a major financial institution for a number of years during which time he has been involved in real estate lending activities. Through these experiences he has developed expertise in financial management and credit markets. He served as our Lead Independent Director until March 2014 and currently serves on our Compensation Committee and our Audit Committee, which he chairs. The Board has determined that he is an "audit committee financial expert".

Executive Vice President and Chief Financial Officer of Norfolk Southern Corporation, one of the nation's premier transportation companies, from 2013 until her retirement in August 2017. Mrs. Stewart joined Norfolk Southern Corporation in 1983 and served in several finance positions before being named Vice President and Controller in 2003 and then Vice President and Treasurer in 2009. Mrs. Stewart was identified as part of a search process conducted by a nationally recognized executive search firm that had been retained by the Governance and Nominating Committee. Mrs. Stewart was presented to the Governance and Nominating Committee for a series of interviews with members of the Committee as well as other directors. At the conclusion of these interviews and meetings, the Governance and Nominating Committee evaluated Mrs. Stewart and ultimately recommended her appointment to the Board. The Board appointed Mrs. Stewart as a director in February 2018, and she is now standing for election to a full term.

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Mrs. Stewart has more than 30 years of experience in finance and served as Chief Financial Officer for one of the largest railway companies in the world. In that role, Mrs. Stewart gained extensive experience in the leadership and management as well as expertise in accounting systems and controls of a Fortune 500 company traded on the NYSE. Mrs. Stewart serves on our Audit Committee. The Board of Directors has determined that she is an "audit committee financial expert".

 SIMON PROPERTY GROUP   2018 PROXY STATEMENT    15

PROPOSAL 1:      Election of Directors

NOMINEES FOR DIRECTOR TO BE ELECTED BY THE VOTING TRUSTEES WHO VOTE THE CLASS B COMMON STOCK

The voting trustees who vote the Class B common stock, and who have the right to elect four directors, have nominated the three persons listed below as "Nominees for Director to be Elected by the Voting Trustees Who Vote the Class B Common Stock". All of the nominees are currently Class B directors.

The voting trustees who vote the Class B common stock have agreed to elect Richard S. Sokolov to the Board. The voting trustees have an agreement requiring that each of them vote for each other as Class B director nominees.

David Simon Class B Director Nominee Age: 56 Director since: 1993 Other Public Directorships: Klépierre, S.A	Richard S. Sokolov Class B Director Nominee Age: 68 Director since: 1996 Other Public Directorships: None

Chairman of the Company since 2007 and CEO of the Company or its predecessor since 1995; a director of the Company or its predecessor since its incorporation in 1993; and President of the Company's predecessor from 1993 to 1996. From 1988 to 1990, Mr. Simon was Vice President of Wasserstein Perella & Company. From 1985 to 1988, he was an Associate at First Boston Corp. In the past five years, he previously served as a director of Washington Prime Group (formerly WP Glimcher). He is the son of the late Melvin Simon and the nephew of Herbert Simon.

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Mr. Simon has served as our CEO or the CEO of our predecessor for over 20 years. During that time he has provided leadership in the development and execution of our successful growth strategy, overseeing numerous strategic acquisitions that have been consolidated into what is recognized as the nation's leading retail real estate company. He gained experience in mergers and acquisitions while working at major Wall Street firms before joining his father and uncle.

President and Chief Operating Officer and a director of the Company or its predecessor since 1996. President and Chief Executive Officer of DeBartolo Realty Corporation from its incorporation in 1994 until it merged with our predecessors in 1996. Mr. Sokolov joined its predecessor, The Edward J. DeBartolo Corporation, in 1982 as Vice President and General Counsel and was named Senior Vice President, Development and General Counsel in 1986. In the past five years, he previously served as a director of Washington Prime Group (formerly WP Glimcher).

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Mr. Sokolov has served as our President and Chief Operating Officer since 1996 immediately following our acquisition of DeBartolo Realty Corporation. Mr. Sokolov had served as Chief Executive Officer and President of DeBartolo Realty Corporation and Senior Vice President Development and General Counsel of its predecessor operations for a number of years. Mr. Sokolov is a past Chairman of the International Council of Shopping Centers ("ICSC") and currently serves as a trustee and a member of the ICSC Nominating Committee.

Herbert Simon Class B Director Nominee Age: 83 Director since: 1993 Other Public Directorships: The Cheesecake Factory Incorporated

Chairman Emeritus of the Board of the Company since 2007. Co-Chairman of the Board of the Company or its predecessor from 1995 to 2007. Mr. Simon was Chief Executive Officer and a director of the Company's predecessor from its incorporation in 1993 to 1995. He also serves on the Board of Governors for the National Basketball Association ("NBA") and as Chairman of the Board of MSA. He is the uncle of David Simon, Chairman and CEO of the Company.

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Herbert Simon is our co-founder and Chairman Emeritus. The retail real estate business that he and his brother, the late Melvin Simon, started decades ago established the foundation for all of our current operations and record of achievement. Mr. Simon's leadership of the Indiana Pacers NBA basketball franchise has led to his service on the Board of Governors of the NBA.

 16     SIMON PROPERTY GROUP   2018 PROXY STATEMENT

PROPOSAL 1:      Election of Directors

MEETINGS AND COMMITTEES OF THE BOARD

MEETINGS AND ATTENDANCE

Our business, property and affairs are managed under the direction of our Board. Members of our Board are kept informed of our business through discussions with our Chairman and CEO, other executive officers, and our Lead Independent Director, by reviewing materials provided to them concerning the business, by visiting our offices and properties, and by participating in meetings of the Board and its committees. Directors are also expected to use reasonable efforts to attend the annual meeting of shareholders.

•
All of our directors attended the 2017 annual meeting. During 2017, the Board met five times.

•
All of our directors participated in more than 85% of the aggregate number of meetings of the Board and the committees on which they serve in 2017.

EXECUTIVE SESSIONS OF INDEPENDENT DIRECTORS

The independent directors meet in executive session without management present in connection with each regularly scheduled Board meeting as well as when the need arises. During 2017, the independent directors had executive sessions after each Board meeting. The Lead Independent Director presided over these executive sessions and meetings of the independent directors.

The name of the current Lead Independent Director is posted in the Governance section of our website, www.simon.com, under "Investors". The Board's Lead Independent Director is appointed by the independent members of the Board and the responsibilities of the Lead Independent Director are discussed in the section of this Proxy Statement titled "Corporate Governance of the Company—Board Leadership Structure."

In March 2014, we amended and restated our Governance Principles to strengthen the role of the Lead Independent Director. The Lead Independent Director performs the duties specified in these Governance Principles and such other duties as are assigned from time to time by the independent directors of the Board.

We believe that our Lead Independent Director is performing his duties in an effective manner. Under our Governance Principles, the Lead Independent Director is empowered to:

•
preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•
serve as a liaison between the Chairman and the independent directors, including by facilitating communication and sharing of views between the independent directors and the Chairman;

•
approve materials sent to the Board and advise on such information;

•
approve meeting agendas for the Board and coordinate with the Chairman with respect to developing such agendas;

•
approve meeting schedules for the Board to assure there is sufficient time for discussion of all agenda items and coordinate with the Chairman with respect to developing such schedules;

•
call meetings of the independent directors;

•
if requested by major shareholders, ensures that he or she is available for consultation and direct communication; and

•
retain outside advisors and consultants to report directly to the Board on Board-wide matters.

 SIMON PROPERTY GROUP   2018 PROXY STATEMENT    17

PROPOSAL 1:      Election of Directors

COMMITTEE FUNCTION AND MEMBERSHIP

THE AUDIT COMMITTEE

Members: J. Albert Smith, Jr. (Chair) Larry C. Glasscock Reuben S. Leibowitz Stefan M. Selig Marta R. Stewart Nine meetings during 2017	The Audit Committee assists the Board in monitoring the integrity of our financial statements, the qualifications, independence and performance of our independent registered public accounting firm, the performance of our internal audit function and our compliance with legal and regulatory requirements. The Audit Committee has sole authority to appoint, or replace our independent registered public accounting firm and pre-approves the auditing services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms thereof. The Audit Committee has authority to retain legal, accounting or other advisors. The Audit Committee reviews and discusses with management and our independent registered public accounting firm our annual audited financial statements, our quarterly earnings releases and financial statements, significant financial reporting issues and judgments made in connection with the preparation of our financial statements and any major issues regarding the adequacy of our internal controls. It also issues the report on its activities which appears in this Proxy Statement. The charter of the Audit Committee requires that each member meet the independence and experience requirements of the NYSE, the Exchange Act and the rules and regulations of the SEC.

The Board has determined that each of the current members of the Audit Committee qualifies as an "audit committee financial expert" as defined by rules of the SEC.

THE COMPENSATION COMMITTEE

Members: Reuben S. Leibowitz (Chair) Allan Hubbard Daniel C. Smith, Ph.D. J. Albert Smith, Jr. Six meetings during 2017	The Compensation Committee (1) sets remuneration levels for our executive officers, (2) reviews significant employee benefit programs, (3) establishes and administers our executive compensation program and our stock incentive plan, (4) reviews and discusses with management the Compensation Discussion and Analysis, and, if appropriate, recommends its inclusion in our Annual Report and Proxy Statement, and (5) issues the report on its activities which appears in this Proxy Statement. The charter of the Compensation Committee requires that each member meet the independence requirements of the NYSE and the rules and regulations of the SEC.

The Compensation Committee has authority to retain the advice and assistance of compensation consultants and legal, accounting or other advisors. The committee retained its current consultant, Semler Brossy Consulting Group, LLC ("Semler Brossy"), in December 2011. Semler Brossy does not provide any other services to management of the Company. The consultant assists the Committee in the review and design of our executive compensation program. In addition, in 2018, Semler Brossy, at the request of the Governance and Nominating Committee, reviewed the Board's compensation program, and recommended certain changes described in "Compensation of Independent Directors" below. No member of the Compensation Committee during 2017 was an officer, employee or former officer of us or any of our subsidiaries or had any relationship requiring disclosure in this Proxy Statement pursuant to SEC regulations. None of our executive officers served as a member of a compensation committee or a director of another entity under the circumstances requiring disclosure in this Proxy Statement pursuant to SEC regulations.

THE GOVERNANCE AND NOMINATING COMMITTEE

Members: Karen N. Horn, Ph.D. (Chair) Glyn F. Aeppel Larry C. Glasscock Allan Hubbard Gary M. Rodkin Four meetings during 2017	The Governance and Nominating Committee nominates persons to serve as directors in accordance with our Governance Principles, and proscribes appropriate qualifications for Board members. The Committee develops and recommends to the Board the Governance Principles applicable to the Company and the Board, leads the Board in its annual evaluation of the Board's performance, oversees the assessment of the independence of each director, reviews compliance with stock ownership guidelines and makes recommendations regarding compensation for non-employee directors. Members of the Governance and Nominating Committee are responsible for screening director candidates, but may solicit advice from our CEO and other members of the Board. The Governance and Nominating Committee has the authority to retain legal, accounting or other advisors, and has sole authority to approve the fees and other terms and conditions associated with retaining any such external advisors. The charter of the Governance and Nominating Committee requires that each member meet the independence requirements of the NYSE, and any other legal and regulatory requirements.

DIRECTOR COMPENSATION

COMPENSATION OF INDEPENDENT DIRECTORS

The Board of Directors believes that competitive compensation arrangements are necessary to attract and retain qualified independent directors. On February 12, 2018, after conducting an extensive market review with respect to both other leading companies of similar size to the Company as well as an industry peer group, under supervision of the Governance and Nominating Committee, and upon recommendation of the Compensation Committee's independent compensation consultant, Semler Brossy, the Board approved changes to the compensation arrangements for independent directors of the Company. These are the first changes made to the overall compensation program for the Board's independent directors since 2015.

The Company will continue to compensate its independent directors through the use of annual retainers. Effective as of May 8, 2018, the Company will provide each independent director an annual cash retainer of $110,000 and an annual restricted stock award with a grant date value of $175,000. These are increases of $10,000 and $25,000 respectively. These were the only changes made to independent director compensation. In addition to the annual cash and restricted stock retainers for service as a director

 18     SIMON PROPERTY GROUP   2018 PROXY STATEMENT

PROPOSAL 1:      Election of Directors

described above, each independent director will continue to receive additional annual retainers based on his or her role(s) as a committee chairperson, a committee member or Lead Independent Director. The chairperson of the Audit Committee and the chairperson of the Compensation Committee each are paid an annual retainer of $35,000. The chairperson of the Governance and Nominating Committee is paid an annual retainer of $25,000. Each member of the Audit Committee and Compensation Committee is paid a $15,000 annual retainer. Each member of the Governance and Nominating Committee is paid a $10,000 annual retainer. The annual retainer for the Lead Independent Director is $50,000. These committee chairperson, committee member and Lead Independent Director retainers are paid 50% in cash and 50% in restricted stock.

DIRECTOR STOCK OWNERSHIP GUIDELINES

We have a stringent stock retention policy that further aligns our directors' financial interests with those of our shareholders. The Company believes that it is advisable for its independent directors to retain a fixed dollar amount of Company common stock as opposed to a fixed number of common shares. The stock ownership guidelines for each of the Company's independent directors require that each independent director own $850,000 worth of common stock of the Company (or the equivalent amount of limited partnership units of the Operating Partnership) by no later than six years after the date he or she is elected to the Board. Stock options and unvested shares of restricted stock do not count toward this requirement. The ownership guidelines also require independent directors to hold shares acquired upon the vesting of restricted stock awards received as compensation for their service on the Board and its Committees, together with all dividends paid on such awards utilized to purchase additional shares of the Company's common stock, in the director account of the Company's deferred compensation plan until the director retires, dies or becomes disabled, or otherwise no longer serves as a director.

Any director who is prohibited by law or by applicable regulation of his or her employer from having an ownership interest in our securities will be exempt from this requirement until the restriction is lifted, at which time he or she will have the following six-year period to comply with the ownership guidelines. The Board may grant exceptions on a case by case basis.

As of March 15, 2018, all independent directors of the Board have met or, within the applicable period, are expected to meet, these stock ownership guidelines.

2017 INDEPENDENT DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation we paid to our independent directors for 2017:

NAME(1)	FEES EARNED OR PAID IN CASH	STOCK AWARDS(2)	TOTAL

Glyn F. Aeppel(3)	$111,250	$151,735	$262,985
Larry C. Glasscock(3)	$141,250	$183,706	$324,956
Karen N. Horn Ph.D.	$112,500	$159,190	$271,690
Allan Hubbard	$112,500	$159,190	$271,690
Reuben S. Leibowitz	$125,000	$171,448	$296,448
Gary M. Rodkin(3)	$108,750	$151,735	$260,485
Stefan M. Selig(4)	$11,977	$79,583	$91,560
Daniel C. Smith, Ph.D.	$107,500	$154,220	$261,720
J. Albert Smith, Jr.	$125,000	$171,448	$296,448
Marta R. Stewart(5)	$0	$0	$0

(1)
David Simon, Richard S. Sokolov and Herbert Simon, who were also directors during 2017, are not included in this table because they are not independent directors and did not receive any compensation for their service as directors. In 2017, Herbert Simon received $100,000 in employment compensation for his service as our Chairman Emeritus. The compensation paid to Mr. David Simon and Mr. Sokolov as executive officers of the Company is shown in the 2017 Summary Compensation Table in this Proxy Statement.

(2)
Represents the ASC 718 grant date fair value of the restricted stock awarded to the directors. Restricted stock granted to directors must be held in the director deferred compensation account and dividends on the restricted shares must be reinvested in additional shares of common stock which also must be held in the director deferred compensation account. One of our directors elected to defer their cash compensation.

(3)
Ms. Aeppel, Mr. Glasscock and Mr. Rodkin received cash compensation in the amount of $6,250, $3,750, and $3,750, respectively for service on an ad hoc subcommittee established in 2016 and disbanded after the first quarter in 2017.

(4)
Mr. Selig joined our Board effective November 10, 2017.

(5)
Mrs. Stewart joined our Board effective February 12, 2018 and therefore, did not receive any compensation from the Company in 2017.

 SIMON PROPERTY GROUP   2018 PROXY STATEMENT    19

PROPOSAL 1:      Election of Directors

The following table sets forth the aggregate number of shares of our restricted common stock held by each independent director as of December 31, 2017.

NAME OF INDEPENDENT DIRECTOR	NUMBER OF SHARES OF RESTRICTED STOCK(1)

Glyn F. Aeppel	1,644
Larry C. Glasscock	6,315
Karen N. Horn, Ph.D.	12,995
Allan Hubbard	7,338
Reuben S. Leibowitz	11,495
Gary M. Rodkin	2,327
Stefan M. Selig	486
Daniel C. Smith, Ph.D.	7,308
J. Albert Smith, Jr.	16,681
Marta R. Stewart(2)	0

(1)
The amounts shown above include the restricted shares granted under our independent director compensation program, as described above. The amounts shown above do not include shares acquired from the reinvestment of dividends which are required to be reinvested in additional shares of common stock which also must be held in the director deferred compensation account, as explained in footnote (2) of the previous table, and do not include any other shares owned by the independent directors. See, "Ownership of Equity Securities of the Company by Directors and Executive Officers" on page 21.

(2)
Mrs. Stewart joined our Board effective February 12, 2018 and did not hold any restricted shares of the Company as of December 31, 2017.

 20     SIMON PROPERTY GROUP   2018 PROXY STATEMENT

PROPOSAL 1:      Election of Directors

OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

DIRECTORS AND EXECUTIVE OFFICERS

As of March 15, 2018, the existing directors, director nominees and executive officers identified below:

•
Owned beneficially the indicated number and percentage of common shares and Class B common stock treated as a single class; and

•
Owned beneficially the indicated number and percentage of units which are exchangeable for common shares on a one-for-one basis or cash, as determined by the Company. The number of units includes earned and fully vested performance-based Long Term Incentive Plan ("LTIP") units which are convertible at the option of the holder into units on a one-for-one basis.

Unless otherwise indicated in the footnotes to the table, shares or units are owned directly and the indicated person has sole voting and investment power.

	SHARES AND UNITS BENEFICIALLY OWNED		UNITS BENEFICIALLY OWNED
NAME	NUMBER(1)(2)	PERCENT(3)	NUMBER	PERCENT(4)

David Simon(5)	27,664,187	8.23%	26,079,673	7.31%
Glyn F. Aeppel	1,722	*	—	—
Larry C. Glasscock	11,014	*	—	—
Karen N. Horn, Ph.D.	18,106	*	—	—
Allan Hubbard	11,467	*	—	—
Reuben S. Leibowitz(6)	33,504	*	—	—
Gary M. Rodkin	2,485	*	—	—
Stefan M. Selig	492	*	—	—
Herbert Simon(7)	27,664,187	8.23%	26,079,673	7.31%
Daniel C. Smith, Ph.D.	10,742	*	—	—
J. Albert Smith, Jr.	39,819	*	—	—
Richard S. Sokolov	813,946	*	477,530	*
Marta R. Stewart	236	*	—	—
Steven E. Fivel(8)	88,099	*	71,097	*
Andrew A. Juster	159,990	*	153,390	*
John Rulli(9)	245,797	*	195,452	*
All Directors and executive officers as a group (19 people)(10)	29,109,910	8.64%	26,977,142	7.56%

*
Less than one percent

(1)
Includes the following common shares that may be issued upon exchange of units (including vested LTIP units) held by the following persons on March 15, 2018: David Simon, Herbert Simon and other members of the MSA group (as defined in the Principal Shareholders table on page 22—26,079,673; Richard S. Sokolov—477,530; John Rulli—195,452; Andrew A. Juster—153,390; Steven E. Fivel—71,097; and all directors and executive officers as a group—26,977,142. Units are exchangeable either for common shares on a one-for-one basis or for cash as determined by the Company.

(2)
Includes the following restricted shares which are subject to vesting requirements: Glyn R. Aeppel—916; Larry C. Glasscock—1,109; Karen N. Horn, Ph.D.—961; Allan Hubbard—961; Reuben S. Leibowitz—1,035; Gary M. Rodkin—916; Stefan M. Selig—486; Daniel C. Smith, Ph.D.—931; J. Albert Smith, Jr.—1,035; and Marta R. Stewart—236; and all directors and executive officers as a group—13,577. Includes shares acquired through the reinvestment of dividends on common shares held in the Director Deferred Compensation Plan.

(3)
At March 15, 2018, there were 310,072,913 shares of common stock and 8,000 shares of Class B common stock outstanding. Upon the occurrence of certain events, shares of Class B common stock convert automatically into common shares (on a one-for-one basis). These percentages assume the exchange of units for common shares only by the applicable beneficial owner.

(4)
At March 15, 2018, the Operating Partnership had 356,914,035 units outstanding, of which we owned, directly or indirectly, 310,080,913 or 86.9%. These percentages assume that no units held by limited partners are exchanged for common shares. The number of units shown does not include any unvested LTIP units awarded under a long-term incentive performance program as described in the Compensation Discussion and Analysis section included in this Proxy Statement because the unvested LTIP units are subject to performance and/or time-based vesting requirements.

(5)
Includes common shares, shares of Class B common stock and units beneficially owned by the MSA group. See "PRINCIPAL SHAREHOLDERS."

(6)
Includes 2,500 shares of common stock held by Mr. Leibowitz's wife. Does not include 8,500 shares of common stock held by charitable foundations of which Mr. Leibowitz is an officer or trustee and 1,400 shares of common stock held by various trusts of which Mr. Leibowitz's wife is the trustee. Mr. Leibowitz disclaims beneficial ownership of these shares.

(7)
Includes common shares, shares of Class B common stock and units beneficially owned by the MSA group. See "PRINCIPAL SHAREHOLDERS."

(8)
Includes 383 shares of common stock held by Mr. Fivel's wife.

(9)
Includes 2,896 shares of common stock held in trusts for the benefit of Mr. Rulli's children.

(10)
Does not include 4,172,426 units beneficially owned by or for the benefit of Simon family members as to which members of the MSA group do not have voting or dispositive power.

 SIMON PROPERTY GROUP   2018 PROXY STATEMENT    21

PROPOSAL 1:      Election of Directors

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information concerning each person (including any group) known to us to beneficially own more than five percent (5%) of any class of our voting securities as of March 15, 2018. Unless otherwise indicated in the footnotes, shares are owned directly and the indicated person has sole voting and investment power.

	SHARES(1)
NAME AND ADDRESS	NUMBER OF SHARES	%

The Vanguard Group(2) 100 Vanguard Boulevard Malvern, PA 19355	45,526,797	14.68%
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	29,118,029	9.39%
Melvin Simon & Associates, Inc., et al.(4) 225 West Washington Street Indianapolis, IN 46204	27,664,187(5)	8.23%(6)
Capital World Investors(7) 333 South Hope Street Los Angeles, CA 90071	22,443,700	7.24%
State Street Corporation and Subsidiaries(8) State Street Financial Center One Lincoln Street Boston, MA 02111	17,518,410	5.65%

(1)
Voting shares include shares of common stock and Class B common stock. Upon the occurrence of certain events, Class B common stock converts automatically into shares of our common stock (on a one-for-one basis). The amounts in the table also include shares of common stock that may be issued upon the exchange of units of limited partnership interest, or units, of the Operating Partnership, that are exchangeable either for shares of common stock (on a one-for-one basis) or for cash, as determined by the Company.

(2)
Based solely on information provided by The Vanguard Group and Vanguard Specialized Funds—Vanguard REIT Index Fund in two Schedule 13G/As filed with the SEC on February 12, 2018 and February 2, 2018, respectively. The Vanguard Group has the sole power to vote 808,393 shares of common stock and dispose of 44,646,807 shares of common stock and shared power to vote 450,123 shares of common stock and dispose of 879,990 shares of common stock. The Vanguard REIT Index Fund has sole power to vote 20,927,558 shares of common stock of the 45,526,797 shares of common stock included in the amount reported for The Vanguard Group.

(3)
Based solely on information provided by BlackRock, Inc. in a Schedule 13G/A filed with the SEC on January 23, 2018. BlackRock, Inc. has the sole power to vote 26,333,029 shares of common stock, and the sole power to dispose of 29,118,029 shares of common stock.

(4)
This group, or the MSA group, consists of Melvin Simon & Associates, Inc., David Simon, Herbert Simon, two voting trusts, and other entities and trusts controlled by or for the benefit of MSA, David Simon or Herbert Simon. David Simon is one of our executive officers and directors and Herbert Simon is one of our directors. MSA is owned 30.94% by trusts for the benefit of Herbert Simon, 3.04% by a trust for the benefit of David Simon, and by certain other shareholders. A total of 890,120 shares of common stock included in the amount reported for the group and 8,000 shares of Class B common stock are subject to the two voting trusts as to which David Simon and Herbert Simon are the voting trustees and David Simon has shared power with other family members to vote and dispose of a total of 37,830 shares of common stock included in the amount reported for the MSA group.

(5)
Includes 1,576,514 shares of common stock currently outstanding; 26,079,673 shares of common stock issuable upon exchange of units; and 8,000 shares of Class B common stock. Does not include 4,172,426 units that are held by or for the benefit of Simon family members as to which MSA, David Simon or Herbert Simon do not have voting or dispositive power.

(6)
Assumes the exchange of units by the subject holder only.

(7)
Based solely on information provided by Capital World Investors in a Schedule 13G filed with the SEC on February 14, 2018. Capital World Investors has sole power to vote and sole power to dispose of all of the shares of common stock indicated in the table above.

(8)
Based solely on information provided by State Street Corporation in a Schedule 13G/A filed with the SEC on February 14, 2018. State Street Corporation has shared power to vote and shared power to dispose of all of the shares of common stock indicated in the table above.

 22     SIMON PROPERTY GROUP   2018 PROXY STATEMENT

PROPOSAL 2:      Advisory Vote to Approve the Compensation of our Named Executive Officers

Our executive compensation program is designed to facilitate long-term shareholder value creation. Our focus on pay-for-performance and on corporate governance ensures alignment with the interests of the Company's shareholders.

We are asking for shareholder approval, on an advisory or non-binding basis, of the compensation of our NEOs, as disclosed in this Proxy Statement pursuant to Section 14A of the Exchange Act, commonly known as a "Say-on-Pay" vote. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the compensation policies and practices described in this Proxy Statement. For additional information on our NEOs, please refer to the Company's 2017 10-K, Part III, Item 10—Directors, Executive Officers and Corporate Governance.

We will evaluate whether any actions are necessary to address significant concerns as a result of this advisory vote. We currently conduct annual advisory votes on executive compensation, and we expect to conduct the next advisory vote at our 2019 annual meeting of shareholders.

For the reasons discussed above and in this Proxy Statement under the headings "Compensation Discussion and Analysis" and "Executive Compensation Tables," the Board intends to introduce the following resolution at the Annual Meeting:

  "RESOLVED, that the compensation of the Named Executive Officers of the Company, as disclosed in this Proxy Statement under the headings "Compensation Discussion and Analysis" and "Executive Compensation Tables," including the compensation tables and their accompanying narrative discussion, is approved."

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE ADVISORY RESOLUTION RELATING TO THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

 COMPENSATION COMMITTEE REPORT

The Committee reviewed and discussed with management the Compensation Discussion and Analysis section included in this Proxy Statement. Based on its review and these discussions with management, the Committee recommended to the Board that it be incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and included in the Proxy Statement for the 2018 Annual Meeting of Shareholders.

All references to the "Committee" in this Report are to the Compensation Committee.

The Compensation Committee:

Reuben S. Leibowitz, Chairman
Allan Hubbard
Daniel C. Smith, Ph.D.
J. Albert Smith

March 28, 2018

 SIMON PROPERTY GROUP   2018 PROXY STATEMENT    23

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

The Committee believes that our overall executive compensation program continues to responsibly and effectively incentivize strong long-term performance from our NEOs and service our shareholders' interests. The Committee will continue to review the effectiveness of the Company's executive compensation program as well as continue to consider shareholder feedback in its ongoing review of our executive compensation program.

In 2017, we continued our track record of posting the strongest financial results in our industry. The following are some of the Company's achievements in 2017:

•
We increased our dividend by 10% over 2016 to a total of $7.15 per common share.

•
Our U.S. Malls and Premium Outlets once again delivered strong financial and operational results with year-end occupancy near historic highs at 95.6%.

•
As a result of the strong performance of our properties, comparable property net operating income ("NOI") grew 3.2% for our U.S. Malls, Premium Outlets and The Mills and total portfolio NOI increased 4.5%, or more than $267 million, in 2017. See "Where do I find reconciliation of non-GAAP terms to GAAP terms?" in the section of this Proxy Statement titled "Frequently Asked Questions and Answers" on page 52.

•
Reported funds from operations ("FFO") in 2017 was $11.21 per share, which includes a $0.36 per share charge for the early redemption of certain senior notes. This was a 6.9% increase over the Company's reported FFO in 2016 which was $10.49 per share, including the effect of a $0.38 per share charge for the early redemption of certain senior notes and a 13.7% increase over the Company's FFO in 2015 which was $9.86 per share, including the effect of a $0.33 per share charge for the early redemption of certain senior notes and a $0.22 per share gain on the sale of marketable securities. See "Where do I find reconciliation of non-GAAP terms to GAAP terms?" in the section of this Proxy Statement titled "Frequently Asked Questions and Answers" on page 52.

The Company's strong operating performance in 2017, as described above, together with its performance in 2015 and 2016, led to the Company delivering a CAGR on FFO of 8% for the period from January 1, 2015 through December 31, 2017 as shown in the "Reported FFO per Share" graph below. In addition, the Company's 2017 FFO performance exceeded the level required to authorize maximum funding of the Company's Annual Cash Incentive Compensation program. The Committee, acting on the recommendation of the CEO, elected to fund a lower amount.

Reported FFO per Share
for the prior 3 years

 24     SIMON PROPERTY GROUP   2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

No LTIP units were earned under our 2015-2017 LTIP Program because the Company's absolute and relative total shareholder return ("TSR") did not reach the levels required for any payout.

OBJECTIVES OF OUR EXECUTIVE COMPENSATION PROGRAM

Our executive compensation program is designed to accomplish the following objectives:

•
Retain a group of highly-experienced executives who have worked together as a team for a long period of time and who make major contributions to our success.

•
Attract other highly qualified executives to strengthen that team and facilitate succession planning.

•
Motivate executives to contribute to the achievement of corporate and business unit goals as well as individual goals.

•
Emphasize equity-based incentives with long-term performance measurement periods and vesting conditions.

•
Align interests of executives with shareholders by linking payouts to performance measures that promote the creation of long-term shareholder value.

SHAREHOLDER/GOVERNANCE FRIENDLY ASPECTS OF OUR CURRENT EXECUTIVE COMPENSATION PROGRAM

WHAT WE DO

Pay for Performance—Annual Cash Incentive Program. Heavy emphasis on performance-based compensation. Annual Cash Incentive Compensation is paid only if certain FFO targets are achieved.

Pay for Performance—LTIP Plan. Our 2015-2017 and 2016-2018 LTIP Programs are 100% performance-based and are tied to rigorous absolute (weighted 20%) and relative (weighted 80%) stock price performance goals.

•

A significant majority of our NEO's 2017 compensation was performance-based. In 2017, 73.7% of our CEO's pay mix and 62.3% of our other NEOs' actual pay mix were variable and performance-based.

•

Awards granted to our CEO under our 2011 CEO Retention Agreement (as defined in "Employment Agreement with David Simon") are based on FFO performance in addition to service requirements.

Post-Performance Time-Based Vesting on Earned LTIP Units. LTIP units are earned based on specific performance criteria. The 2015-2017 LTIP Program and 2016-2018 LTIP Program are measured over a three-year period. Once any units are earned under these programs, executives must remain with the Company to obtain the units over a two-year vesting period.

Robust Stock Ownership Guidelines. Stock ownership guidelines for our CEO and other NEOs are 6x and 3x base salary, respectively. In addition, the CEO and other NEOs must retain shares until he or she retires, dies, becomes disabled or is no longer our employee. All non-employee directors must hold common stock while they serve as directors.

Double Trigger Equity Acceleration Upon a Change in Control. Beginning with 2013 grants and included in our 2011 CEO Retention Agreement. During 2014, we amended earlier equity grants to include similar double trigger provisions.

Clawback Policy. Applies in the event of any material restatement of the Company's financials beginning in 2012, whether or not fraud/misconduct is involved.

Independent Compensation Consultant. The Committee has utilized an independent compensation consulting firm, Semler Brossy, since the end of 2011.

Compensation Risk Assessments. Conducted annually to evaluate whether the executive compensation program encourages excessively risky behaviors.

WHAT WE DON'T DO

No Annual Grants of Time-Vested Restricted Stock or Options to our NEOs. We amended our stock incentive plan to require that awards of performance units, including LTIP units, must be conditional upon attainment of performance goals, unless shareholders vote to approve non-performance-based units.

No Excessive Perquisites and No Gross-Ups. No supplemental executive retirement plans, company cars, club memberships or other significant perquisites. We also have never had any arrangements requiring us to gross-up compensation to cover taxes owed by the executives, including excise taxes payable by the executive in connection with a change in control.

No Excessive Retirement and Health Benefits. The Company has never had a traditional defined benefit plan.

No Hedging or Pledging of Company Stock. Our NEOs and directors are prohibited from engaging in any hedging or pledging of Company stock.

 SIMON PROPERTY GROUP   2018 PROXY STATEMENT    25

COMPENSATION DISCUSSION AND ANALYSIS

2017 SAY-ON-PAY VOTE

At our 2017 annual meeting of shareholders the percentage of shares voting that approved our advisory "Say-on-Pay" vote was over 88%. The Committee believes that this support level demonstrates a strong alignment among our shareholders, the Company's performance, and our executive compensation program, and accordingly, the Committee did not make any changes to the Company's executive compensation program in response to the 2017 "Say-on-Pay" vote.

EXECUTIVE COMPENSATION APPROACH AND PROCESS

ALIGNMENT OF PAY WITH PERFORMANCE

Executive Compensation Mix. The Committee designs our executive compensation program to provide pay outcomes which are aligned with, and responsive to our operating, financial and market performance in both good and challenging times. Further, we generally believe that a significant majority of the compensation of our CEO and other NEOs should be performance-based in the form of variable pay (annual and long-term incentives) to emphasize our commitment to rewarding excellent performance and penalizing poor performance. Our compensation decisions in the past have been consistent with this belief. Looking back over the last five years, the average percentage of our CEO's compensation that was performance-based, was 87.8% and the average percentage of our other NEOs' compensation that was performance-based, in the form of variable pay, was 81.2%. The percentage of compensation that was performance-based in 2017 for our CEO and other NEOs, was 73.7% and 62.3%, respectively. This was less than our average over the past five years due to the fact that the potentially largest portion of compensation, a 2017-2019 LTIP Plan, was not established.

 26     SIMON PROPERTY GROUP   2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

WHAT WE PAY AND WHY: PRINCIPAL ELEMENTS OF COMPENSATION

To accomplish our compensation objectives, we designed our executive compensation program with three major elements—Base Salary, Annual Cash Incentive Compensation, and Performance-Based Long-Term Incentives.

	OBJECTIVES	KEY FEATURES

Base Salary	• Provide an appropriate level of fixed compensation that will promote executive recruitment and retention.	• Fixed compensation.
Annual Cash Incentive Compensation	• Reward achievement of our annual financial and operating goals based on the Committee's quantitative and qualitative assessment of the executive's contributions to that performance.

•

Variable, short-term cash compensation.

•

Funded upon achievement of threshold FFO level.

•

Allocated based on objective and subjective evaluation of Company, business unit, and individual performance.

2015-2017 and 2016-2018 Performance-Based Long-Term Incentives

•

Promote the creation of long-term shareholder value.

•

Align the interests of our executives with the interests of our shareholders.

•

Promote the retention of our executives through multi-year service vesting requirements after they are earned.

•

Variable, performance-based long-term equity compensation.

•

Amount is earned over a three-year performance period based on:

–

Absolute TSR (weighted 20%);

–

Relative TSR

•

MSCI U.S. REIT Index (RMS) (weighted 60%); and

•

TSR Relative to S&P 500 Index (weighted 20%).

•

Additional two years of service-vesting.

•

Maximum amount that may be earned is 100% of the target amount of performance-based LTIP units awarded.

•

Rigorous minimum thresholds to receive any payout.

ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT

The Committee has retained Semler Brossy as its independent consultant since 2011. The Consultant reports directly to the Committee and performs no other work for the Company unless directed by the Committee. The Committee has analyzed whether the work of Semler Brossy as a compensation consultant has raised any conflict of interest, taking into consideration the following factors:

i.
The provision of other services to the Company by Semler Brossy;

ii.
The amount of fees from the Company paid to Semler Brossy as a percentage of the firm's total revenue;

iii.
Semler Brossy's policies and procedures that are designed to prevent conflicts of interest;

iv.
Any business or personal relationship of Semler Brossy or the individual compensation advisors employed by the firm with an executive officer of the Company;

v.
Any business or personal relationship of the individual compensation advisors with any member of the Committee; and

vi.
Any stock of the Company owned by Semler Brossy or the individual compensation advisors employed by the firm.

The Committee has determined, based on its analysis of the above factors, that the work of Semler Brossy and the individual compensation advisors employed by Semler Brossy as compensation consultants to the Company has not created any conflict of interest.

ROLE OF MANAGEMENT IN COMPENSATION DECISIONS

Our CEO provides recommendations to the Committee on the compensation of each of the other NEOs. The CEO develops recommendations using peer group data, assessments of individual performance and achievement of the Company's strategic and tactical plans, the state of the business environment, and input from our human resources department on various factors (e.g., compensation history, tenure, responsibilities, market data for competitive positions and retention concerns). The Committee considers our CEO's recommendations together with the input of our independent compensation consultant; however, all final compensation decisions affecting NEOs' pay are made by the Committee itself. Additionally, all aspects of the CEO's compensation and resulting compensation decisions are determined by the Committee.

 SIMON PROPERTY GROUP   2018 PROXY STATEMENT    27

COMPENSATION DISCUSSION AND ANALYSIS

DECISIONS ON PERFORMANCE-BASED LONG-TERM INCENTIVES IN 2017 AND 2018

Our executive compensation program has three major elements—Base Salary, Annual Cash Incentive Compensation, and Performance-Based Long-Term Incentives; however, the Company did not award any Performance-Based Long-Term Incentives to our NEOs in 2017. The Committee decided not to establish a 2017-2019 LTIP Plan after considering the request of Mr. David Simon, the Company's CEO. This decision was primarily driven by the desire to contain costs and expenses due to the challenging business conditions existing in the retail industry at that time. We still believe that our decision not to include Performance-Based Long-Term Incentives in the compensation package for our NEOs in 2017, was the right decision based on the circumstances that existed at that time. Following the decision not to grant any Performance-Based Long-Term Incentives in 2017, the Committee decided to review the design of its Performance-Based Long-Term Incentives for possible changes that would ensure strong alignment of the interests of shareholders, the Company and its NEOs. The Committee asked Semler Brossy to assist in the redesign of the Performance-Based Long-Term Incentives program.

For our executive compensation plans to be effective, it is necessary for NEO compensation to be competitive with other real estate companies and also with other large public and private enterprises with which the Company competes for executive talent. In order to achieve this, the Committee must take into account whether long-term incentives are reasonably obtainable or else face challenges retaining the Company's NEOs. Based on all of the foregoing, as well as current business conditions, working together with Semler Brossy, the Committee established a redesigned LTIP in the first quarter of 2018. A summary of the terms of this redesigned LTIP can be found in "Compensation Decisions for 2018" on page 33. The Committee will continue to study and, where it considers appropriate, implement improvements to our executive compensation program.

COMPANY PEER GROUP AND COMPENSATION ASSESSMENT

The Committee uses an industry peer group as a source of data for assessing and determining pay levels for our NEOs. The peer group is reviewed annually, and recalibrated when appropriate, by the Committee's independent compensation consultant. Developing a relevant peer group is challenging because there are no retail REITs of comparable size, complexity and breadth. Non-retail REITs are not always directly comparable to us because of the different underlying business fundamentals. Therefore, the Committee does not formulaically derive target pay opportunities or actual pay levels from these other companies; rather, this peer group is intended to provide the Committee, with insight into overall market pay levels, market trends, "best" governance practices, and overall industry performance. The Committee confirmed the use of this peer group by considering the methodology used by Institutional Shareholder Services, or "ISS."

The 2017 peer group reflects changes in the market capitalization of certain participants in the real estate industry. Changes from the 2016 peer group include the removal of one company (Avalon Bay Communities, Inc.) and the addition of one company (Prologis, Inc.).

The 2017 peer group is comprised of the 16 largest companies in the real estate industry by market capitalization, with some restrictions to maintain a balanced mix. Specifically, the group includes:

•
The six largest (by market capitalization) retail REIT companies;

•
The six largest (by market capitalization) non-retail REIT companies (excluding all retail REIT companies); and

•
The four largest companies from the broader real estate industry.

 28     SIMON PROPERTY GROUP   2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

2017 PEER GROUP

(In $MMs)

PEER COMPANY	MARKET CAPITALIZATION (12/31/17)	ASSETS (12/31/17)	COMPANY TYPE

American Tower Corp. (NYSE:AMT)	$61,185	$33,214	Specialized REIT
Crown Castle International Corp. (NYSE:CCI)	$45,101	$32,230	Specialized REIT
Public Storage (NYSE:PSA)	$36,375	$10,733	Specialized REIT
Prologis, Inc. (NYSE:PLD)	$35,245	$29,481	Industrial REIT
Equity Residential (NYSE:EQR)	$24,384	$20,571	Residential REIT
Welltower, Inc. (NYSE:HCN)	$23,705	$27,944	Health Care REIT
GGP, Inc. (NYSE:GGP)	$22,622	$23,350	Retail REIT
Realty Income Corp. (NYSE:O)	$16,229	$14,058	Retail REIT
CBRE Group, Inc. (NYSE:CBG)	$14,702	$11,484	Real Estate Services
Macerich Co. (NYSE:MAC)	$9,940	$9,606	Retail REIT
Federal Realty Investment Trust (NYSE:FRT)	$9,812	$6,276	Retail REIT
Kimco Realty Corp. (NYSE:KIM)	$8,755	$11,764	Retail REIT
Jones Lang LaSalle, Inc. (NYSE:JLL)	$6,756	$8,015	Real Estate Services
The Howard Hughes Corp. (NYSE:HHC)	$5,896	$6,729	Real Estate Development
Brixmor Property Group, Inc. (NYSE:BRX)	$5,684	$9,154	Retail REIT
Realogy Holdings Corp. (NYSE:RLGY)	$3,567	$7,337	Real Estate Services
Simon Property Group	$61,573	$32,258	Retail REIT

COMPENSATION IN 2017

The Committee held six meetings during 2017. The meetings were designed, among other things, to facilitate and encourage free and frank discussions among Committee members, executive management, the Committee's compensation consultant and other Company personnel involved in executive compensation matters. The Committee made decisions impacting the type and amount of compensation paid to our NEOs as reported in the 2017 Summary Compensation Table. These decisions related to: Base Salaries, Annual Cash Incentive Compensation for 2017 performance, and Performance-Based Long-Term Incentive opportunities in the form of performance-based LTIP unit awards.

2017 BASE SALARIES

During 2017, we maintained 2016 base salary levels for our NEOs. The Committee periodically reviews base salaries for the NEOs and makes adjustments to reflect market conditions, changes in responsibilities, and merit increases.

2017 ANNUAL CASH INCENTIVE COMPENSATION

The Committee rewards executive officers with Annual Cash Incentive Compensation for achieving the Company's financial and operating plan as well as an assessment of each NEO's contributions to those achievements. Payouts under our Annual Cash Incentive Compensation program are the result of both the Company and the individuals reaching established performance targets. The Committee follows a two-step process to determine what amounts will be paid under the Annual Cash Incentive Compensation program each year:

1.
The Company must deliver certain FFO performance during the year before any payments may be made under the program. If threshold performance is not achieved, no payments are made. For 2017, the Company generated comparable FFO of $11.57 per share before taking into account the $0.36 per share charge associated with the early redemption of certain senior notes of the Company. Because this amount exceeded the threshold FFO performance of $11.40 per share, the Committee moved to step two in this process. See "Where do I find reconciliation of non-GAAP terms to GAAP terms?" in the section of the Proxy Statement titled "Frequently Asked Questions and Answers" on page 52.

2.
Each individual's performance is assessed by the CEO and the Committee against defined goals and objectives which are established at the beginning of each year. The assessment delivers a total score for each individual. Each individual's total score then determines the portion of that NEO's target Annual Cash Incentive Compensation that has been earned.

 SIMON PROPERTY GROUP   2018 PROXY STATEMENT    29

COMPENSATION DISCUSSION AND ANALYSIS

A summary of the NEOs' 2017 goals and performance along with their 2017 Annual Cash Incentive Compensation payments may be found in the table below. The Committee determined that 2017 FFO performance exceeded the level required to authorize maximum funding of the Company's Annual Cash Incentive Compensation program. The Committee, acting on the recommendation of the CEO, elected to fund a lower amount.

NAMED EXECUTIVE OFFICER	2017 KEY INDIVIDUAL GOALS AND PERFORMANCE	2017 ANNUAL CASH INCENTIVE COMPENSATION AWARD	2016 ANNUAL CASH INCENTIVE COMPENSATION AWARD

David Simon	Comparable FFO growth in 2017 that exceeded goal by over 20%	$3,500,000	$2,500,000
	Comparable NOI growth of 3.2% in 2017
Richard S. Sokolov	Exceeded goal for operating margins	$1,500,000	$1,125,000
	Successfully increased number of food and entertainment tenants on favorable terms
Steven E. Fivel	Received GRESB Green Star Ranking and published annual Sustainability Report	$750,000	$563,000
	Successful negotiation of recapture of several anchor department stores
John Rulli	Expanded coverage of Operational Intelligence Center by 50%	$750,000	$450,000
	Successfully implemented Workday HR management tool across the enterprise
Andrew A. Juster	Extension of $4.0 B revolving credit facility	$700,000	$585,000
	Redeemed two series of senior notes
	Refinanced $4.6 B of secured and unsecured debt

We pay Annual Cash Incentive Compensation to NEOs in the first calendar quarter of the following year so the Committee has sufficient time to assess our financial performance and the executives' contributions for the preceding year.

Pursuant to David Simon's employment agreement, his target Annual Cash Incentive Compensation is 200% of his base salary. However, the Committee determines his actual Annual Incentive Compensation, which may be more or less than target, based on his and the Company's performance.

2015-2017 and 2016-2018 PERFORMANCE-BASED LTIP AWARDS

The Committee believes that as the responsibilities of our executives increase, the proportion of their total compensation that is at risk and dependent on performance should also increase. From 2010-2016, the Committee awarded performance-based LTIP units to the NEOs and certain other executives to achieve this objective.

LTIP units are a type of limited partnership interest issued by the Operating Partnership. Under the performance-based LTIP Program, LTIP awards can be earned in whole or in part, if our TSR exceeds the relative and absolute performance targets set by the Committee for the relevant performance period. The Committee believes the performance-based LTIP Program design reflects the Company's pay-for-performance philosophy and high expectations:

•
Performance requirements are rigorous, promoting long-term creation of shareholder value. For example, with respect to the LTIP awards under the 2016-2018 LTIP Program, TSR performance that only matches the MSCI U.S. REIT Index (RMS) or the S&P 500 Index will pay out at 33% of target, and performance that lags the indices by more than 1% or 2%, respectively, will not result in any LTIP units being earned.

•
The Committee is responsible for setting performance targets each year awards are made under the LTIP Program, and we expect to continue to establish challenging targets that will include a requirement for strong long-term TSR performance.

•
The 2016-2018 LTIP Program which has a three-year performance period and an additional two-year service-based vesting period ensures long-term alignment with shareholders' interests. Earned LTIP units vest on January 1, 2020 and January 1, 2021, with 50% vesting each year if the participant is still a Company employee on the applicable vesting date.

 30     SIMON PROPERTY GROUP   2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

LTIP units are designed to qualify as "profits interests" in the Operating Partnership for federal income tax purposes. During the performance period, holders of LTIP units will be allocated taxable profits and losses equal to one-tenth of the amounts allocated to an Operating Partnership unit and will receive distributions equal to one-tenth of the amount of regular quarterly distributions paid on an Operating Partnership unit, and certain special distributions. As a general matter, the profits interests characteristics of the LTIP units mean that they will not be economically equivalent in value at the time of award to the economic value of an Operating Partnership unit. The value of the LTIP units can increase over time until the value of the LTIP units is equivalent to the value of the Operating Partnership units on a one-for-one basis.

After the end of the performance period, to the extent that the required performance has been achieved, holders of earned LTIP units, both vested and unvested, will be entitled to receive distributions in an amount per LTIP unit equal to the distributions, both regular and special, payable on a unit. Vested LTIP units are exchangeable for shares of the Company's common stock on a one-for-one basis, or cash as selected by the Company.

The number of performance-based LTIP units earned is determined by the Committee at the end of the performance period using the pre-established payout matrices (with linear interpolation between the specified payout percentages).

2015-2017 LTIP PAYOUT MATRICES

		RELATIVE TSR

ABSOLUTE TSR WEIGHT 20%		VS. MSCI REIT INDEX WEIGHT 60%		VS. S&P 500 INDEX WEIGHT 20%

PERFORMANCE	PAYOUT % OF TARGET	PERFORMANCE	PAYOUT % OF TARGET	PERFORMANCE	PAYOUT % OF TARGET

≤ 20%	0.0%	Index –1%	0.0%	Index –2%	0.0%
24%	33.3%	Index	33.3%	Index	33.3%
27%	50.0%	Index + 1%	50.0%	Index + 2%	100.0%
30%	66.7%	Index + 2%	66.7%
33%	83.3%	Index + 3%	100.0%
≥ 36%	100.0%

2015-2017 LTIP PROGRAM RESULTS

In February 2018, the Committee reviewed calculations that had been prepared by management and reviewed by the Company's internal auditor and determined that the Company's performance during the three-year performance period ending December 31, 2017, did not satisfy any of the performance criteria for the 2015-2017 LTIP Program, as reflected in the table below.

2015-2017 PERFORMANCE-BASED LTIP ACTUAL PERFORMANCE RESULTS

COMPONENT	WEIGHTING	PERFORMANCE REQUIRED TO EARN MINIMUM	ACTUAL PERFORMANCE	% EARNED

Absolute TSR	20%	> 20%	2.03%	0.0%
Relative TSR vs. MSCI U.S. REIT Index (RMS)	60%	> Index –1%	14.6% below the Index	0.0%
Relative TSR vs. S&P 500 Index	20%	> Index –2%	35.7% below the Index	0.0%

No units were earned under our 2015-2017 LTIP Program. Despite the Company's strong operating performance, due to the rigorous performance targets associated with the 2015-2017 LTIP Program, the Company was not able to achieve either the threshold absolute TSR or the relative TSR necessary for the NEOs to earn any LTIP units. This result shows that the Company's executive compensation program does not reward the NEOs when previously established performance thresholds have not been met.

OTHER ELEMENTS OF COMPENSATION

Retirement and Health and Welfare Benefits. We have never had a traditional defined benefit pension plan. We maintain a 401(k) retirement plan in which all salaried employees can participate on the same terms. During 2017, our basic contribution to the 401(k) retirement plan was equal to 1.0% of the participant's base salary and Annual Cash Incentive Compensation which vests 20% after the completion of two years and an additional 20% after each additional year of service until fully vested after six years. We match 100% of the first 3% of the participant's contribution and 50% of the next 2% of the participant's contribution. Our matching contributions are vested when made. Our basic and matching contributions are subject to applicable IRS limits and regulations. The limit for Company contributions for any participant in 2017 was $13,500. The contributions we made to the 401(k) accounts of the

 SIMON PROPERTY GROUP   2018 PROXY STATEMENT    31

COMPENSATION DISCUSSION AND ANALYSIS

NEOs are shown in the All Other Compensation column of the 2017 Summary Compensation Table on page 34. Executive officers also participate in health and welfare benefit plans on the same terms as other salaried employees.

No Gross-Up for Excess Parachute Payments. Mr. David Simon has an employment agreement. No other NEOs currently have employment agreements. There are no arrangements requiring us to gross-up compensation to cover taxes owed by the executives, including excise taxes payable by the executive in connection with a change in control.

If Mr. David Simon would become subject to the excise tax on certain "excess parachute payments" pursuant to Section 4999 of the Internal Revenue Code, his employment agreement provides that payments which would be subject to the excise tax will be reduced if he retains a greater after-tax amount after such reduction; otherwise, no reduction will be made. His employment agreement does not contain a gross-up for this excise tax.

Deferred Compensation Plan. We maintain a nonqualified deferred compensation plan that permits senior executives, key employees and directors to defer all or part of their compensation, including awards under the Operating Partnership's Amended and Restated 1998 Stock Incentive Plan (the "1998 Plan"). There is an account for the executives and employees and a separate account for the non-employee directors. Although we have the discretion to contribute a matching amount or make additional incentive contributions, we have never done either. As a result, the amounts disclosed in the Nonqualified Deferred Compensation in 2017 table on page 36 consist entirely of compensation earned by, but not yet paid to, the executives and any earnings on such deferred compensation. A participant's deferrals are fully vested, except for restricted stock awards that still have vesting requirements. Upon death or disability of the participant, our insolvency, or a change in control affecting us, a participant becomes 100% vested in his account.

No Stock Option Grants. The Committee has not granted any stock options to executives or other employees since 2001.

OTHER POLICIES

EQUITY AWARD GRANT PRACTICES

In the ordinary course of our compensation cycle for our NEOs we make LTIP awards in the first calendar quarter after financial results for the preceding year have been released.

EXECUTIVE EQUITY OWNERSHIP GUIDELINES

We believe the financial interests of our executives should be aligned with the long-term interests of our shareholders. We also believe that requiring our executives to own a significant number of shares of our common stock, combined with our rigorous stock retention policy, serves as a strong motivator for our executives to be prudent in their operation of the Company. Therefore, in addition to long-term incentives, our Board has established equity ownership guidelines for key executives, including the NEOs.

The current ownership guidelines require the executives to maintain ownership of our stock or any class of our equity securities or units of the Operating Partnership having a value expressed as a multiple of their base salary for as long as they remain our employees. Our current guidelines for the CEO and other executive officers are as follows:

POSITION	VALUE AS A MULTIPLE OF BASE SALARY

Chief Executive Officer	6.0x
Executive Officers	3.0x
Certain Executive Vice Presidents	3.0x

In addition, these executives are required to retain ownership of a sufficient number of shares received in the form of restricted stock awards representing at least 50% of the after-tax value of their awards or 25% of the pre-tax value of such awards. These shares are to be retained by the executive until he or she retires, dies, becomes disabled, or is no longer our employee.

Ownership of any class of our equity securities or units of the Operating Partnership counts toward fulfillment of these guidelines, including securities held directly, securities held indirectly by or for the benefit of immediate family members, shares of restricted stock that have been earned, even if not vested, and shares held following the exercise of stock options. Unexercised stock options do not count toward these goals. Each of our NEOs currently meets or exceeds these guidelines.

 32     SIMON PROPERTY GROUP   2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

CLAWBACKS OF INCENTIVE COMPENSATION

Our annual and long-term incentive plans contain a clawback provision that applies to all of our current and former NEOs in the event of any material restatement of the Company's financial statements beginning in 2012 whether or not fraud or misconduct is involved. The clawback policy applies to cash amounts received through annual or long-term incentive plans, where payouts were based upon the restated financial results.

In addition, Mr. David Simon's employment agreement and the post-2010 LTIP Program award agreements for all NEOs, including our CEO, provide that in the event of a financial restatement, the Company may recoup the employee's Annual Cash Incentive Compensation and other equity and non-equity compensation tied to the achievement of earnings targets if the compensation would not have been earned as a result of the financial restatement. These provisions will be superseded by any broader recoupment policy that the Company adopts pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act. Future awards under the 1998 Plan will also include provisions expressly acknowledging the applicability of any such recoupment policy to the award.

HEDGING POLICY AND PLEDGING RESTRICTIONS

Our insider trading policy prohibits employees and directors from hedging the ownership of Company securities. In addition, we do not permit our executive officers to pledge shares.

SECTION 162(m)

Substantially all of the services rendered by our executive officers were performed on behalf of the Operating Partnership. The Internal Revenue Service has issued a series of private letter rulings which indicate that compensation paid by an operating partnership to executive officers of a REIT that serves as its general partner is not subject to limitation under Section 162(m) to the extent such compensation is attributable to services rendered to the operating partnership. Although we have not obtained a ruling on this issue, we believe the position taken in the rulings would apply to our Operating Partnership as well. Accordingly, we believe that the compensation we paid to our executive officers for 2017 will not be limited by Section 162(m). We reserve the right to approve and pay non-deductible compensation.

If we hereafter determine that Section 162(m) is applicable, then this could result in an increase to our income subject to federal income tax and could require us to increase distributions to our shareholders in order for us to maintain our qualification as a REIT.

COMPENSATION DECISIONS FOR 2018

In February 2018, the Committee met to make decisions related to our NEOs' base salaries and long-term incentive opportunities and approve the funding goals for 2018 under our Annual Cash Incentive Compensation program.

2018 BASE SALARIES

Mr. David Simon did not receive an increase in his base salary; however, we gave a discrete number of our NEOs an increase in base salary to reflect promotions and expanded responsibilities.

2018 ANNUAL CASH INCENTIVE COMPENSATION PROGRAM

The 2018 Annual Cash Incentive Compensation program approved by the Committee is substantially similar to the 2017 Annual Cash Incentive Compensation program described on page 29.

The 2018 Annual Cash Incentive Compensation program FFO goals were approved early in 2018 and will be disclosed in our 2019 Proxy Statement.

2018 LTIP PROGRAM

As described in "Decisions on Performance-Based Long-Term Incentives in 2017 and 2018" on page 28 above, in the first quarter of 2018, after extensive analysis and lengthy deliberations, the Committee established and granted awards under a redesigned LTIP Program (the "2018 LTIP Program"). The first significant difference between the 2018 LTIP Program and prior LTIP programs is that the Committee decided that a portion of the 2018 LTIP Program should include a financial metric that is relevant to the performance of the NEOs and eliminates the impact of an absolute TSR based metric which, to some extent, could be beyond the control of the NEOs. After an extended review of various financial metrics, the Committee decided that the most effective financial metric would be the CAGR of the Company's FFO per share. FFO is an important metric for the Company, and also for the entire REIT industry.

The second area the Committee focused its redesign efforts on was to find a comparator group with a higher correlation to the Company's stock performance than the S&P 500 and the MSCI REIT Index. After analyzing a variety of established stock indices as well as customized baskets of companies, the Committee determined that the comparator group that is most appropriate to use to evaluate the performance of the NEOs is the FTSE NAREIT Equity Retail Index. This index has a high proportion of REITs that own, develop or manage properties with shopping, dining, entertainment as well as mixed-use properties similar to the properties owned by the Company. The Committee believes that the 2018 LTIP Program is structured to, and is designed to, drive strong performance from our NEOs through the use of rigorous performance metrics.

 SIMON PROPERTY GROUP   2018 PROXY STATEMENT    33

EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

NAME (A)	YEAR (B)	SALARY (C)	BONUS(1) (D)	STOCK AWARDS(2) (E)	ALL OTHER COMPENSATION(3) (F)	TOTAL (G)

David Simon	2017	$1,250,000	$3,500,000	$0	$15,657	$4,765,657
Chairman and CEO	2016	$1,250,000	$2,500,000	$9,472,676	$15,398	$13,238,074
	2015	$1,250,000	$3,500,000	$9,470,774	$13,433	$14,234,207

Richard S. Sokolov	2017	$800,000	$1,500,000	$0	$338,494	$2,638,494
President and Chief Operating Officer	2016	$800,000	$1,125,000	$2,991,372	$258,191	$5,174,563
	2015	$800,000	$1,250,000	$4,984,618	$332,718	$7,367,336

Steven E. Fivel	2017	$475,000	$750,000	$0	$14,514	$1,239,514
General Counsel and Secretary	2016	—	—	—	—	—
	2015	—	—	—	—	—

John Rulli	2017	$463,500	$750,000	$0	$16,404	$1,229,904
President of Malls—Chief Administrative Officer	2016	$463,500	$450,000	$2,243,529	$16,146	$3,173,175
	2015	—	—	—	—	—

Andrew A. Juster	2017	$500,000	$700,000	$0	$16,801	$1,216,801
Executive Vice President—Chief Financial Officer	2016	$500,000	$585,000	$2,492,809	$16,542	$3,594,351
	2015	$500,000	$650,000	$2,492,309	$13,433	$3,655,742

(1)
Bonuses earned with respect to the indicated year were paid in the following year under our Annual Cash Incentive Compensation program. See the "2017 Annual Cash Incentive Compensation" section in the Compensation Discussion and Analysis for information about how we determined the payments for 2017.

(2)
Represents the total grant date fair value of all equity-based awards made during 2016 and 2015 determined in accordance with ASC 718. These include (a) for 2016, the grant date fair value of the awards under the 2016-2018 LTIP Program (even though those LTIP units remain subject to performance measures during a three-year performance period that has not yet ended and, once earned, are subject to further vesting requirements), and (b) for 2015, the grant date fair value of the awards under the 2015-2017 LTIP Program. There were no stock awards made during 2017.

As explained in the Compensation Discussion and Analysis section included in this Proxy Statement, the Committee determined that our performance for the three-year period ended December 31, 2017, resulted in a 0% payout of the 2015-2017 LTIP Program. The number of LTIP units awarded under the three-year 2016-2018 LTIP Program that may be earned in the future will depend upon the extent to which we achieve the performance measures during the three-year performance period that ends on December 31, 2018. If our performance for that period results in a payout of less than 100%, the number of LTIP units earned would have a value less than the amounts shown. Once earned, one-half of the earned LTIP units will vest on January 1 of the second and third years following the end of the applicable performance period. The recipient must maintain continuous service through each vesting date, except for termination of service resulting from death or disability or, in the Committee's sole discretion, upon retirement. The grant date fair values of any LTIP units are reported in column (E) net of the purchase price of $0.25 per unit.

(3)
Amounts reported in 2017 include the following:

ALL OTHER COMPENSATION

NAME	EMPLOYEE LIFE INSURANCE PREMIUMS	USE OF CHARTER AIRCRAFT	401(K) CONTRIBUTION

David Simon	$2,157	$0	$13,500
Richard S. Sokolov	$3,384	$321,611	$13,500
Steven E. Fivel	$1,014	$0	$13,500
John Rulli	$2,904	$0	$13,500
Andrew A. Juster	$3,301	$0	$13,500

GRANTS OF PLAN-BASED AWARDS IN 2017

No LTIP Units or other Plan-Based awards were granted to NEOs in 2017.

 34     SIMON PROPERTY GROUP   2018 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

OUTSTANDING EQUITY AWARDS AT 2017 FISCAL YEAR-END

	STOCK AWARDS
	NUMBER OF SHARES OR UNITS EARNED THAT HAVE NOT VESTED(1) (K)	MARKET VALUE OF SHARES OR UNITS THAT HAVE NOT VESTED(2) (L)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(3) (M)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(4) (N)

David Simon	1,137,778	$195,117,549	109,296	$18,743,171
Richard S. Sokolov	69,090	$11,848,244	34,514	$5,918,806
Steven E. Fivel	25,124	$4,308,515	23,010	$3,945,985
John Rulli	26,217	$4,495,953	25,886	$4,439,190
Andrew A. Juster	30,311	$5,198,033	28,763	$4,932,567

(1)
Consists of the following LTIP units that have been earned but not vested as of December 31, 2017:

	TYPE OF AWARD	NUMBER OF SHARES OR UNITS

David Simon	2013-2015 LTIP Units	94,027
	2014-2016 LTIP Units	43,751
	Class A Units-2011 CEO Retention Agreement LTIP Units	360,000
	Class B Units-2011 CEO Retention Agreement LTIP Units	360,000
	Class C Units-2011 CEO Retention Agreement LTIP Units	280,000

Richard S. Sokolov	2013-2015 LTIP Units	45,027
	2014-2016 LTIP Units	24,063

Steven E. Fivel	2013-2015 LTIP Units	16,373
	2014-2016 LTIP Units	8,751

John Rulli	2013-2015 LTIP Units	16,373
	2014-2016 LTIP Units	9,844

Andrew A. Juster	2013-2015 LTIP Units	20,467
	2014-2016 LTIP Units	9,844

One-half of the earned LTIP units vest on January 1 of the second and third years following the end of the performance period assuming continued service.

Additionally, for Mr. David Simon, column (K) does not include 144,909 shares of common stock that were acquired by reinvesting a portion of the funds from cash distributions on his unvested 2011 CEO Retention Agreement LTIP units in accordance with the terms of the award.

(2)
The amounts are calculated by multiplying $171.74, the closing price of our common stock as reported by the NYSE for December 29, 2017, by the applicable number of shares or LTIP units. The amounts for LTIP unit awards are net of the $0.25 per unit purchase price.

(3)
Consists of the following LTIP units that have not been earned:

	TYPE OF AWARD	NUMBER OF UNITS

David Simon(5)	2016-2018 LTIP Units	109,296
Richard S. Sokolov	2016-2018 LTIP Units	34,514
Steven E. Fivel	2016-2018 LTIP Units	23,010
John Rulli	2016-2018 LTIP Units	25,886
Andrew A. Juster	2016-2018 LTIP Units	28,763

(4)
The amounts are calculated by multiplying $171.74, the closing price of our common stock as reported by the NYSE for December 29, 2017, by the applicable number of LTIP units, net of the $0.25 per unit purchase price.

(5)
For David Simon, the 2011 CEO Retention Agreement LTIP units are subject to satisfaction of certain performance conditions and maintenance of continuous service through the vesting dates. The 360,000 units awarded on December 31, 2013, were earned during 2015 and vested on January 1, 2018. An additional 360,000 units awarded January 1, 2014 were earned during 2016 and are scheduled to vest on January 1, 2019. The 280,000 units awarded January 1, 2015 were earned during 2017 and will vest on June 30, 2019. See a description of the 2011 CEO Retention Agreement on pages 39-41 for a description of vesting upon certain terminations of employment.

 SIMON PROPERTY GROUP   2018 PROXY STATEMENT    35

EXECUTIVE COMPENSATION TABLES

OPTION EXERCISES AND STOCK VESTED IN 2017(1)

	STOCK AWARDS(2)
NAME (A)	NUMBER OF SHARES ACQUIRED ON VESTING (D)	VALUE REALIZED ON VESTING (E)

David Simon	0	$0
Richard S. Sokolov	0	$0
Steven E. Fivel	0	$0
John Rulli	0	$0
Andrew A. Juster	0	$0

(1)
Our NEOs did not hold any stock options at any time during 2017.

(2)
Includes awards of restricted stock.

NONQUALIFIED DEFERRED COMPENSATION IN 2017

NAME (A)	EXECUTIVE CONTRIBUTIONS IN LAST FY (B)	REGISTRANT CONTRIBUTIONS IN LAST FY (C)	AGGREGATE EARNINGS (LOSSES) IN LAST FY(1) (D)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS (E)	AGGREGATE BALANCE AT LAST FYE(2) (F)

David Simon	$0	$0	$290,817	$1,898,179	$6,006,749
Richard S. Sokolov	$0	$0	$0	$0	$0
Steven E. Fivel	$0	$0	$0	$0	$0
John Rulli	$0	$0	$440,345	$1,955,263	$7,957,631
Andrew A. Juster	$0	$0	$0	$0	$0

(1)
Aggregate earnings include dividends paid on, and appreciation of, shares of our common stock held in the plan.

(2)
Of the amounts in this column, the following amounts are or were previously reported in the Summary Compensation Table: Mr. David Simon—$9,282,181; Mr. Sokolov—$0; Mr. Juster—$0; Mr. Rulli—$0; and Mr. Fivel—$0.

The assets of our deferred compensation plan are held in what is commonly referred to as a "rabbi trust" arrangement. This means the assets of the plan are subject to the claims of our general creditors in the event of our insolvency. The plan assets are invested by the trustee in its sole discretion. Payments of a participant's elective deferrals are made as elected by the participant. These amounts would be paid earlier in the event of termination of employment or death of the participant, an unforeseen emergency affecting the participant as determined by the Committee or a change in control of the Company.

We have not made any contributions to the executive account of our deferred compensation plan since its inception in 1995. As a result, the contributions and aggregate balances shown in the table above are composed entirely of contributions made by the executives from their salary, bonus or restricted stock awards for prior years and earnings on those amounts. The earnings do not represent above-market or preferential rates. The executives may vote and are entitled to receive dividends on their restricted stock awards in the plan.

Deferral elections are made by eligible executives each year for amounts to be earned or granted in the following year. An executive may defer all or a portion of salary, Annual Cash Incentive Compensation or awards under the 1998 Plan.

The investment options available to an executive under the deferral program vary depending upon the type of compensation being deferred.

 36     SIMON PROPERTY GROUP   2018 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under our existing equity compensation plans as of December 31, 2017. We have made no grants of stock options since 2001, and there are currently no stock options outstanding under the 1998 Plan.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS

Equity compensation plans approved by security holders(1)	0	$0	3,744,892(2)
Equity compensation plans not approved by security holders	0	$0	—

TOTAL(1)	0	$0	3,744,892(2)

(1)
Consists of the 1998 Plan, which was approved by shareholders at the 2012 annual meeting held on May 17, 2012, and was ratified at our annual meeting in 2014.

(2)
The 1998 Plan provides for the grant of incentive stock options, nonqualified stock options, SARs, restricted stock and performance units, including LTIP units. The Committee has not made any stock option awards to executives since 2001 and has never made any awards of SARs.

 SIMON PROPERTY GROUP   2018 PROXY STATEMENT    37

EXECUTIVE COMPENSATION TABLES

ESTIMATED POST-EMPLOYMENT PAYMENTS UNDER ALTERNATIVE TERMINATION SCENARIOS

The following table sets forth the value of the benefits that would have been payable to each of the NEOs, assuming that the following events occurred on December 31, 2017. We do not disclose payments or other benefits under our 401(k) retirement plan and health and welfare plans because all salaried employees are entitled to the same benefits under those plans. Also, we do not include distributions from our deferred compensation plan because the amounts in that plan consist entirely of contributions made by the executives and earnings on those contributions. The amounts shown are only estimates of the amounts that would be payable to the executives upon termination of employment and do not reflect tax positions we may take or the accounting treatment of such payments. Actual amounts to be paid can only be determined at the time of separation.

	VOLUNTARY RESIGNATION OR RETIREMENT	TERMINATION BY THE COMPANY WITHOUT CAUSE OR RESIGNATION WITH GOOD REASON	DEATH OR DISABILITY	CHANGE OF CONTROL	TERMINATION BY THE COMPANY WITHOUT CAUSE OR RESIGNATION WITH GOOD REASON FOLLOWING CHANGE IN CONTROL

David Simon(1)	—
Severance Payment(2)	—	$7,500,000	$0	$0	$7,500,000
Benefit Continuation	—	$56,815	$0	$0	$56,815
Restricted Stock	—	$0	$0	$0	$0
Annual LTIP(3)	—	$0	$29,765,285	$36,122,997	$36,122,997
Retention LTIP(4)	—	$137,549,214	$171,490,000	$0	$171,490,000

TOTAL	—	$145,106,029	$201,255,285	$36,122,997	$215,169,812

Richard S. Sokolov	—
Severance Payment(7)	—	$1,400,000	$0	$0	$1,400,000
Restricted Stock	—	$0	$0	$0	$0
Annual LTIP(3)	—	$0	$13,786,447	$15,794,115	$15,794,115
2017 Annual Cash Incentive Compensation(6)	—	$0	$1,500,000	$0	$1,500,000

TOTAL	—	$1,400,000	$15,286,447	$15,794,115	$18,694,115

Steven E. Fivel	—
Severance Payment(5)	—	$63,942	$0	$0	$63,942
Restricted Stock	—	$0	$0	$0	$0
Annual LTIP(3)	—	$0	$5,600,687	$6,939,171	$6,939,171
2017 Annual Cash Incentive Compensation(6)	—	$0	$750,000	$0	$750,000

TOTAL	—	$63,942	$6,350,687	$6,939,171	$7,753,114

John Rulli	—
Severance Payment(5)	—	$142,615	$0	$0	$142,615
Restricted Stock	—	$0	$0	$0	$0
Annual LTIP(3)	—	$0	$5,949,633	$7,455,413	$7,455,413
2017 Annual Cash Incentive Compensation(6)	—	$0	$750,000	$0	$750,000

TOTAL	—	$142,615	$6,699,633	$7,455,413	$8,348,029

Andrew A. Juster	—
Severance Payment(5)	—	$153,846	$0	$0	$153,846
Restricted Stock	—	$0	$0	$0	$0
Annual LTIP(3)	—	$0	$6,813,277	$8,486,411	$8,486,411
2017 Annual Cash Incentive Compensation(6)	—	$0	$700,000	$0	$700,000

TOTAL		$153,846	$7,513,277	$8,486,411	$9,340,257

(1)
The terms of the employment agreement with Mr. David Simon are described in the "Termination-Related Provisions of Employment Agreement with David Simon," below. This table describes termination scenarios as of December 31, 2017, and the terms of his employment agreement as of that date.

(2)
Paid in equal installments over two years and subject to confidentiality and one or two-year non-competition provisions in Mr. David Simon's employment agreement.

(3)
Death or Disability

With respect to death or disability, the amount represents the value of Annual LTIP units held by the executive that would be deemed fully vested at the time of the future Valuation Date. Value is based on a stock price of $171.74, the closing price of our common stock as reported by the NYSE for December 29, 2017, net of the purchase price of $0.25 per unit. The award agreements or, in the case of Mr. David Simon, his employment agreement, provide the following benefits if the executive's employment terminates due to death or disability prior to the applicable Valuation Date: (a) the calculation of whether any Annual LTIP units have been earned will be deferred until the Valuation Date; (b) the number of Annual LTIP units that would have been earned shall be adjusted on a pro rata basis to reflect the number of days such executive worked over the total days in the performance period; (c) such earned Annual LTIP units shall immediately be fully vested. If death or disability occurs after the applicable Valuation Date, any Annual LTIP units that have been earned but not yet vested shall immediately become fully vested.

 38     SIMON PROPERTY GROUP   2018 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

  Change of Control

  With respect to a change of control prior to the Valuation Date, the amount represents the value of Annual LTIP units held by the executive that would become earned as a result of the change of control event. Value is based on a stock price of $171.74, the closing price of our common stock as reported by the NYSE for December 29, 2017, net of the purchase price of $0.25 per unit. The calculation of whether any Annual LTIP units have been earned will take place at the time of the change of control and will take into account the truncated performance period. If the executive has any earned Annual LTIP units prior to any change of control, the vesting schedule for such earned Annual LTIP units shall not accelerate but instead remain subject to the two year vesting period that would otherwise be applicable after any Annual LTIP units became earned in the ordinary course.

  Termination without Cause or Due to Good Reason after a Change of Control

  The award agreements or, in the case of Mr. David Simon, his employment agreement, provide the following benefits with respect to the Annual LTIP units if, prior to the Valuation Date, there is a change of control of the Company and the executive is terminated without cause, he resigns his employment for good reason, or the award is not continued, assumed or replaced: (a) the calculation of whether any Annual LTIP units have been earned will take place at the time of the change of control and will take into account the truncated performance period; and (b) any Annual LTIP units earned in connection with the change of control shall immediately become fully vested. If the executive has any earned Annual LTIP units prior to any change of control, the vesting schedule for such earned Annual LTIP units shall not accelerate unless the executive is terminated without cause, he resigns his employment for good reason, or the award is not continued, assumed or replaced, in each case, at such time all of the executive's earned Annual LTIP units shall immediately become fully vested.

(4)
Pursuant to the 2011 CEO Retention Agreement, (i) if we terminated Mr. David Simon's employment without cause, or if he resigned his employment for good reason, in each case on December 31, 2017, then subject to the achievement of the required Termination FFO, the number of Unvested LTIP units which would vest is equal to 802,083, which is 100% of the units prorated based on the number of months from July 11, 2011 to December 31, 2017 (and 116,229 shares in escrow would vest); (ii) if Mr. David Simon's employment was terminated as a result of death or disability, or if both a change in control occurred and we terminated his employment without cause or he resigned for good reason, in each case on December 31, 2017, then 100% of the LTIP Units (1,000,000) would vest and 100% of the shares in the escrow (144,909) would vest. Value is based on a stock price of $171.74, the closing price of our common stock as reported by the NYSE for December 29, 2017, net of the purchase price of $0.25 per unit (with no net reduction for the escrowed shares).

(5)
Determined by our current severance policy under which we pay severance to full-time employees whose employment is involuntarily terminated in the event of certain reductions in force, mergers or outsourcings. The amount of the severance is one week of pay for every year of service up to a maximum of sixteen weeks of pay.

(6)
We paid our 2017 bonuses in 2018. Our Annual Cash Incentive Compensation program does not expressly address the consequences of a termination of employment prior to payment of the bonus. However, for the purposes of this table, we have assumed the Committee would approve paying the earned bonus to an executive who, as of the end of the year, died or became disabled or whose employment was terminated without cause or good reason following a change in control, other than Mr. David Simon, whose employment agreement contains provisions regarding the payment of bonuses.

(7)
Based on Mr. Sokolov's employment agreement which expired at midnight on December 31, 2017.

EMPLOYMENT AGREEMENT WITH DAVID SIMON

On July 6, 2011, the Committee unanimously approved entering into a new long-term employment agreement with David Simon, commencing on July 6, 2011 and ending on July 5, 2019. Pursuant to the employment agreement, David Simon serves as the Company's CEO, a member of the Board and, except under certain circumstances described in the employment agreement, Chairman of the Board. The employment agreement provides David Simon with an annual base salary of $1,250,000, subject to annual review and increase, but not decrease, by the Committee. The agreement also provides that he is eligible to receive an annual target cash bonus of 200% of his base salary, based on the degree to which reasonably attainable performance goals are achieved.

Termination-related provisions of employment agreement with David Simon. If David Simon is terminated by us without "Cause" or by him for "Good Reason," (each as defined in David Simon's Employment Agreement) subject to his execution of a release of claims against us, he will receive severance in an amount equal to two times the sum of his annual base salary and his target Annual Cash Incentive Compensation paid in equal installments over a two-year period.

In addition, also subject to his execution of a release of claims against us, a portion of the remaining unvested LTIP units granted under the 2011 CEO Retention Agreement will become vested LTIP units upon Mr. Simon's termination if the Termination FFO equals or exceeds a specified FFO amount. For details regarding the Termination FFO, the Specified FFO and the portion that can be earned upon various terminations please see page 41 of this Proxy Statement.

If David Simon is terminated due to disability or if he dies, he would be entitled to receive (A) the payments described in footnotes (2), (3), and (4) in the Estimated Post-Employment Payments Under Alternative Termination Scenarios table above, (B) pursuant to the terms of his annual performance-based LTIP Program award agreements, a number of LTIP units under the annual LTIP Program determined at the end of the applicable performance period based on actual performance for that period and then prorated by a partial service factor based on the number of days during the performance period prior to his death or disability, (C) pursuant to the terms of his restricted stock award agreements, full vesting (in the event of death) or continued vesting over the four year schedule (in the event of disability) of his restricted shares, and (D) full vesting of his 2011 CEO Retention Agreement (as defined below).

If David Simon is terminated by us without "cause" or by him for "good reason" following a change in control, he would be entitled to receive (A) the payments described in (2), (3), and (4) in the Estimated Post-Employment Payments Under Alternative Termination Scenarios table above, (B) all of the unvested LTIP units under the 2011 CEO Retention Agreement fully vest (these also vest if such termination is during the six month period prior to a change in control if such change in control occurs), (C) pursuant to the terms of his annual performance-based LTIP unit awards, any unearned LTIP units multiplied by a partial service factor based on the number of days during the performance period to the date of the change in control, and (D) pursuant to the terms of his restricted stock award agreements, full vesting of his restricted stock. If there is a change in control, but David Simon is not terminated, he is entitled to the payments described in subsection (C), and (D) of this paragraph.

 SIMON PROPERTY GROUP   2018 PROXY STATEMENT    39

EXECUTIVE COMPENSATION TABLES

Amendments to the 2011 CEO Retention Agreement. Effective as of December 31, 2013 David Simon, the Operating Partnership and the Company amended and restated the Series CEO LTIP Unit Award Agreement dated as of July 6, 2011, as amended on December 22, 2011, March 29, 2013 as further amended and restated effective as of December 31, 2013 (as amended and restated, the "2011 CEO Retention Agreement").

The 2011 CEO Retention Agreement, which was previously entirely service-based, will now become eligible to vest based on the attainment of Company based performance goals, in addition to a service-based vesting requirement. The 2011 CEO Retention Agreement provides that if the relevant performance criteria are not achieved, Mr. Simon will forfeit all or a portion of such award. The performance criteria in the 2011 CEO Retention Agreement are designed to incentivize Mr. Simon to continue upon the Company's outstanding performance achieved under his leadership, and in the interest of aligning the 2011 CEO Retention Agreement with the Company's pay-for-performance philosophy, which has been instrumental in the creation of exceptional long-term shareholder value.

Prior to the December 31, 2013 amendment and restatement, Mr. Simon's 1,000,000 CEO LTIP Units originally granted under the Series CEO LTIP Unit Award Agreement dated as of July 6, 2011 vested over an eight year period, with one third vesting in 2017, one third vesting in 2018 and one third vesting in 2019. Pursuant to the 2011 CEO Retention Agreement, effective December 31, 2013, 720,000 of such CEO LTIP Units were cancelled and in respect thereof 360,000 CEO LTIP Units were granted to David Simon on December 31, 2013 (the "A Units") and 360,000 CEO LTIP Units were granted to David Simon on January 1, 2014 (the "B Units"). 280,000 of the CEO LTIP Units granted on July 6, 2011 were cancelled on January 1, 2015 and in respect thereof 280,000 CEO LTIP Units were granted on January 1, 2015 (the "C Units"). The A Units, B Units and C Units may only be earned if and to the extent the applicable performance criteria and vesting requirements are met, as set forth below.

Because the Company achieved FFO per share in excess of $8.86 in 2015, Mr. Simon earned 100% of the A Units. If the Company had not achieved FFO per share of at least $8.07 for 2015, then the 360,000 A Units would not have been earned. If the Company had achieved FFO per share of $8.07 for 2015, then 50% of such A Units would have been earned, subject to fulfillment of additional service-based vesting requirements. If the Company had achieved FFO per share of greater than $8.07 but less than $8.86 for 2015, then the number of A Units that would have been earned would have been between 50% and 100% based on linear interpolation, subject to fulfillment of additional service-based vesting requirements.

Because the Company achieved FFO per share in excess of $9.40 in 2016, Mr. Simon earned 100% of the B Units. If the Company did not achieve FFO per share of at least $8.43 for 2016, then the 360,000 B Units would not have been earned. If the Company achieved FFO per share of $8.43 for 2016, then 50% of such B Units would have been earned, subject to fulfillment of additional service-based vesting requirements. If the Company had achieved FFO per share of greater than $8.43 but less than $9.40 for 2016, then the number of B Units that would have been earned would have been between 50% and 100% based on linear interpolation, subject to fulfillment of additional service-based vesting requirements.

Because the Company achieved FFO per share in excess of $9.80 in 2017, Mr. Simon earned 100% of the C Units. If the Company did not achieve FFO per share of at least $8.62 for 2017, then the 280,000 C Units would not have been earned. If the Company achieved FFO per share of $8.62 for 2017, then 50% of such C Units would have been earned, subject to fulfillment of additional service-based vesting requirements. If the Company had achieved FFO per share of greater than $8.62 but less than $9.80 for 2017, then the number of C Units that would have been earned would have been between 50% and 100% based on linear interpolation, subject to fulfillment of additional service-based vesting requirements.

The earned A Units vested on January 1, 2018. The earned B Units shall vest on January 1, 2019 and the earned C Units shall vest on June 30, 2019, in each case subject to David Simon's continued employment or service with the Company through such applicable date, provided that the B Units and C Units may become vested earlier upon certain terminations of employment or service, as set forth below.

The 2011 CEO Retention Agreement contains a double trigger change in control provision which requires David Simon to be terminated by us without Cause or to resign for Good Reason, in each case during the period commencing six months prior to and ending eighteen months after the change in control, in order for the CEO LTIP Units to vest in connection with a change in control.

The 2011 CEO Retention Agreement provides that if David Simon dies or his employment or service is terminated by us due to Disability, then all unvested CEO LTIP Units will automatically vest. If David Simon's employment or service is terminated by us without Cause or by Mr. Simon for Good Reason, then the unearned CEO LTIP Units will not automatically vest, but will be eligible to vest as follows: (i) if such termination occurs after June 30, 2015 and on or prior to December 31, 2017, a portion of the remaining Unvested CEO LTIP Units will be earned equal to the product of (A) 100% of the unearned CEO LTIP Units that will vest if and to the extent that the Termination FFO per share is equal to or greater than FFO B per share (as defined below) for the year of

 40     SIMON PROPERTY GROUP   2018 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

termination and between 50% to 100% if such Termination FFO is equal to or greater than FFO A per share (as defined below) but less than FFO B per share (the exact percentage to be based on linear interpolation) multiplied by (B) a quantity equal to (1) the number of completed calendar months that David Simon completed from July 6, 2011 through the date of the such termination, divided by (2) 96 (the number of calendar months in his employment agreement term) and (ii) if such termination occurs after December 31, 2017, a portion of the remaining Unvested CEO LTIP Units shall become Vested CEO LTIP Units with such portion equal to the product of (A) the number of Unvested CEO LTIP Units (after taking into account the number of Unvested CEO LTIP Units if any that shall be forfeited after calendar year 2017 to the extent the performance goals were not achieved), multiplied by (B) (1) the number of completed calendar months from July 6, 2011 through the date of the such termination, divided by (2) 96.

"Termination FFO" per share means the FFO per share for the most recent calendar quarter multiplied by four (resulting in an annualized FFO per share number). "FFO A" means for 2015, 2016 and 2017, respectively: (i) for 2015: $8.07 multiplied by a percentage equal to (A) one hundred percent minus (B) the CAGR for the five year period preceding 2015; (ii) for 2016: $8.43 multiplied by a percentage equal to (A) one hundred percent minus (B) the CAGR for the five year period preceding 2016 and (iii) for 2017: $8.62 multiplied by a percentage equal to (A) one hundred percent minus (B) the CAGR for the five year period preceding 2017. "FFO B" means for 2015, 2016 and 2017, respectively: (i) for 2015: $8.86 multiplied by a percentage equal to (A) one hundred percent minus (B) the CAGR for the five year period preceding 2015; (ii) for 2016: $9.40 multiplied by a percentage equal to (A) one hundred percent minus (B) the CAGR for the five year period preceding 2016 and (iii) for 2017: $9.80 multiplied by a percentage equal to (A) one hundred percent minus (B) the CAGR for the five year period preceding 2017.

Pursuant to the 2011 CEO Retention Agreement, FFO shall be increased or decreased to give effect to (i) extraordinary, unusual or nonrecurring items, including without limitation a spin-off, or as a result of dispositions not made in the ordinary course, (ii) litigation or claim judgments or settlements; (iii) changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results (iv) other specific unusual or nonrecurring events, or objectively determinable category thereof; (v) nonrecurring charges; and (vi) a change in the Company's fiscal year. Each such adjustment, if any, shall be made by the Committee in order to prevent the undue dilution of Mr. Simon's rights.

Under the 2011 CEO Retention Agreement, the after-tax portion of distributions paid on Mr. Simon's unvested CEO LTIP units are used to buy shares of the Company's common stock, which are placed in escrow. As of December 31, 2017, there were 144,909 shares in escrow. In modifying the 2011 CEO Retention Agreement, the Committee and Mr. Simon agreed that the escrowed shares (and any shares purchased with distributions in respect of the remaining 280,000 CEO LTIP units under the 2011 CEO Retention Agreement prior to such units' cancelation on January 1, 2015) will be released to Mr. Simon on a pro rata basis based upon the satisfaction of performance-based and service-based criteria. Based on the foregoing, in connection with Mr. Simon's A Units vesting on January 1, 2018, 52,167 shares that had been purchased with distributions on the units were released from escrow.

 SIMON PROPERTY GROUP   2018 PROXY STATEMENT    41

ASSESSMENT OF COMPENSATION-RELATED RISKS

Our senior management team conducts an ongoing assessment of the risks related to our compensation policies and practices. This team reviews and discusses the various design features and characteristics of our Company-wide compensation policies and programs. The team also considers the elements of our compensation program for our senior executives including the performance measures used for the Annual Cash Incentive Compensation program and our long-term incentive programs. Senior management obtains and evaluates data from a REIT peer group reflecting a comparison of compensation practices and pay levels for comparable positions within that group to assess the competitiveness of our compensation levels.

The Committee is responsible for overseeing the risks relating to compensation policies and practices affecting senior management on an ongoing basis. In performing this responsibility, the Committee utilizes the services of its independent compensation consultant to obtain advice and assistance in the design and implementation of incentive compensation programs for our executives. The consultant does no work for management, unless requested by the Chairman of the Committee. In reviewing whether our compensation policies and practices encourage excessive risk-taking, the Committee also considers senior management's assessment described above. We believe the following factors reduce the likelihood that our compensation policies and practices would encourage excessive risk-taking:

•
Our compensation mix is generally designed in large part to reward long-term performance and is balanced among (i) fixed cash components, (ii) incentives that reward improvements in total Company performance and business unit performance, (iii) components measured by individual performance, and (iv) performance-based incentive opportunities that may be realized in the future.

•
Our policies and programs are intended to encourage retention of our executives so that they can focus on achieving long-term objectives.

•
Our overall compensation is maintained at levels that are competitive with the market.

•
Our Annual Cash Incentive Compensation is weighted based on the achievement of several different financial and operational performance measures; the Committee has ultimate oversight in determining the Annual Cash Incentive Compensation allocation, thereby mitigating the risk that any one measure can dominate the payouts based on any formula.

•
Our NEO 2015-2017 and 2016-2018 Performance-Based LTIP Program uses both absolute and relative TSR performance measures over three-year performance periods.

•
Our NEO 2015-2017 and 2016-2018 Performance-Based LTIP Program includes a two-year service-based vesting requirement after the conclusion of the three-year performance period.

•
Awards under David Simon's 2011 CEO Retention Agreement are subject to performance conditions and post-earning vesting requirements. The awards were only earned if performance measures were achieved.

•
Executive officers are subject to minimum stock ownership guidelines, equity award multi-year vesting requirements and limitations on trading our securities, including prohibitions on hedging our securities, under our Insider Trading Policy.

•
The Committee has discretion to decrease incentive performance targets and payouts when it determines that such adjustments would be in the best interests of the Company and our shareholders.

•
All LTIP unit awards contain "double trigger" change in control provisions.

•
All award agreements we have entered into with executive officers contain clawback provisions permitting the Company to recoup compensation tied to the achievement of financial targets if the compensation would not have been earned based on restated financial results.

Based on the foregoing, the Committee believes that our compensation policies and programs are not reasonably likely to have a material adverse effect on the Company.

 42     SIMON PROPERTY GROUP   2018 PROXY STATEMENT

2017 PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and in accordance with the rules of the SEC adopted thereunder, we are providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of Mr. David Simon, our Chief Executive Officer. To understand this disclosure, we think it is important to give context to our operations. Our corporate headquarters are in Indianapolis, Indiana. We own, develop and manage premier shopping, dining, entertainment and mixed-use destinations. As of December 31, 2017, we owned or held an interest in 207 income-producing properties in 37 states and Puerto Rico. Internationally, as of December 31, 2017, we had ownership interests in fifteen properties in Asia, four properties in Canada and Mexico and eight properties in Europe, of which six properties are consolidated. Notwithstanding our international properties, fewer than 5% of our employees are located outside of the United States. We strive to create a global compensation program, which is competitive in terms of both the position and the geographic location in which the employee is located. Accordingly, our pay structures vary amongst employees based on position and geographic location.

IDENTIFICATION OF MEDIAN EMPLOYEE

We selected October 1, 2017, as the date on which to determine our median employee. As of that date, we had approximately 3,500 employees, of which 30 were located outside of the U.S. To determine our median employee, we considered employees who were employed by the Company or any of its wholly owned or consolidated subsidiaries on October 1, 2017, whether the employees were full-time, part-time, seasonal, or temporary. Because fewer than 5% of our employees are international employees, we excluded our international workforce, which consists of 24 employees in Canada, four employees in Luxembourg, one employee in France, and one employee in Hong Kong. For purposes of calculating the compensation of our employees to determine the median employee we measured compensation using the 12-month period ending December 31, 2017, and used a consistently applied compensation measure that consists of the elements described below:

•
Salary: Including base salary, pay for time worked, premium pay (e.g. overtime), and differentials (e.g. holiday worked).

•
Bonus: Including variable pay such as annual bonuses, spot bonuses, and commissions.

In determining the annual total compensation of the median employee, we calculated such employee's compensation in accordance with Item 402(c)(2)(x) of Regulation S-K as required pursuant to SEC executive compensation disclosure rules. This calculation is the same calculation used to determine total compensation for purposes of the 2017 Summary Compensation Table with respect to each of the named executive officers.

2017 PAY RATIO

The Company has made the following calculations in accordance with the rules of the SEC:

•
The median of the annual total compensation of all of our employees, other than our CEO, was $53,872.

•
Our CEO's annual total compensation, as reported in the "Total" column of the 2017 Summary Compensation Table, was $4,765,657.

•
Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees is estimated to be 88 to 1.

 SIMON PROPERTY GROUP   2018 PROXY STATEMENT    43

PROPOSAL 3:      Ratification of Independent Registered Public Accounting Firm

The Audit Committee has selected Ernst & Young LLP ("EY"), as our independent registered public accounting firm for 2018. Shareholders have the opportunity to ratify that selection in an advisory vote.

The Report of the Audit Committee, which follows this proposal contains information on the amount of fees paid to EY during 2017 and 2016. Representatives of EY will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

If the holders of a majority of voting shares voting on this matter do not approve the proposal, the Audit Committee will take into consideration the views of the shareholders and may, but will not be required to, appoint a different independent registered public accounting firm.

THE AUDIT COMMITTEE AND THE BOARD RECOMMEND THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018.

 REPORT OF THE AUDIT COMMITTEE

The Audit Committee is responsible for monitoring the integrity of the Company's consolidated financial statements, the qualifications, performance and independence of the Company's independent registered public accounting firm, the performance of the Company's internal auditor and the Company's compliance with legal and regulatory requirements. We have the sole authority to appoint or replace the Company's independent registered public accounting firm as well as approve their compensation. In addition, we have responsibility to oversee them. The Committee operates under a written charter adopted by the Board which can be found on our website at committeecomposition.simon.com. The Committee currently has five members and the Board has determined that each is a financial expert in accordance with the rules adopted by the SEC. The Board has also determined that each of the members of the Audit Committee is independent under the standards of director independence established under our Governance Principles, NYSE listing standards, and applicable securities laws.

Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States and for management's report on internal controls over financial reporting. The Company's independent registered public accounting firm is responsible for auditing the consolidated financial statements and expressing an opinion on the financial statements and the effectiveness of internal controls over financial reporting. Our responsibility is to oversee and review the financial reporting process and to review and discuss management's report on internal controls over financial reporting. We are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or accounting principles generally accepted in the United States or as to the independence of the independent registered public accounting firm. We rely, without independent verification, on the information provided to us and on the representations made by management and its independent registered public accounting firm.

We held nine meetings during 2017. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the Company's internal auditor, and its independent registered public accounting firm, EY.

We discussed with the Company's internal auditor and EY the overall scope and plans for their respective audits. We met with the internal auditor and EY, with and without management present, to discuss the results of their examinations and their evaluations of the Company's internal controls. We reviewed and discussed the Company's compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including consideration of the Public Company Accounting Oversight Board's ("PCAOB") Auditing Standard No. 5, An Audit of Internal Control Over Financial Reporting That is Integrated With an Audit of Financial Statements.

We discussed with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management processes.

We reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2017 with management, the internal auditor and EY. We reviewed EY's report on our financial statements, which indicated that the financial statements present fairly, in all material respects, our financial position and results of operations and cash flows in conformity with accounting principles generally accepted in the United States. We reviewed and discussed with management, the internal auditor and EY, management's report on the effectiveness of internal controls over financial reporting and EY's report on internal controls over financial reporting. We also discussed with management and the internal auditor the process used to support certifications by the Company's CEO and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany the

 44     SIMON PROPERTY GROUP   2018 PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE

Company's periodic filings with the SEC and the processes used to support management's report on the Company's internal control over financial reporting.

We also discussed with EY matters required to be discussed by their professional standards, including, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by PCAOB Auditing Standards No. 16 Communications with Audit Committees.

We also received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding the independent accountant's communications with us concerning independence and we discussed with EY the independence of that firm.

When analyzing EY's independence, we considered if the services EY provided to the Company beyond those rendered in connection with its audit of the Company's consolidated financial statements including (i) its audit of the effectiveness of internal controls over financial reporting and (ii) its reviews of the Company's quarterly unaudited consolidated financial statements, and whether such items were compatible with EY maintaining its independence. We concluded that the provision of such services by EY in the past year has not jeopardized EY's independence.

Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board that the Company's audited consolidated financial statements for the year ended December 31, 2017 be included in the Company's Annual Report.

The Audit Committee has also selected EY as the Company's independent registered public accounting firm for the year ended December 31, 2018, based on our belief that it is in the best interest of the Company and the shareholders, and will present the selection to the shareholders for ratification at the meeting. In connection with this decision, the Audit Committee assessed the independent auditor's performance. This assessment examined three primary criteria: (1) the independent auditor's qualifications and experience; (2) the communication and interactions with the independent auditor over the course of the year; and (3) the independent auditor's independence, objectivity, and professional skepticism. These criteria were discussed with management during a private session, as well as in executive session.

EY has served as the Company's auditor since 2002. We would also like to note, that commencing with the 2017 audit, a new lead audit partner was appointed. This partner was identified after extensive discussions among management, the Audit Committee members and EY and we provided a report to the Board.

We approve all audit and permissible non-audit services to be provided to the Company by EY prior to commencement of services. We have delegated to the Chairman of the Audit Committee the authority to approve specific services up to specified individual and aggregate fee amounts. Any approval decisions are presented to the full Audit Committee at the next scheduled meeting after such approvals are made.

The Company has incurred fees for EY's services as shown below. The Audit Committee has final approval with respect to the amount of these fees. EY has advised us that it has billed or will bill the Company the below indicated amounts for the following categories of services for the years ended December 31, 2017 and 2016, respectively:

	2017	2016

Audit Fees(1)	$3,959,000	$4,008,000
Audit-Related Fees(2)	5,124,000	4,809,000
Tax Fees(3)	336,000	381,000
All Other Fees	0	0

(1)
Audit Fees include fees for the audits of the financial statements and the effectiveness of internal controls over financial reporting for us and the Operating Partnership and services associated with the related SEC registration statements, periodic reports, and other documents issued in connection with securities offerings.

(2)
Audit-Related Fees include audits of individual or portfolios of properties and schedules of recoverable common area maintenance costs to comply with lender, joint venture partner or tenant requirements and accounting consultation and due diligence services. Our share of these Audit-Related Fees was approximately 59% in both 2017 and 2016.

(3)
Tax Fees include fees for international and other tax consulting services and tax return compliance services associated with the tax returns for certain joint ventures as well as other miscellaneous tax compliance services. Our share of these Tax Fees was approximately 79% and 81% in 2017 and 2016, respectively.

The Audit Committee:

J. Albert Smith, Jr., Chairman
Larry C. Glasscock
Reuben S. Leibowitz
Stefan M. Selig
Marta R. Stewart

 SIMON PROPERTY GROUP   2018 PROXY STATEMENT    45

Proposal 4:      Shareholder Proposal

We expect the following proposal, sponsored by the Laborers' District Council and Contractors' Pension Fund, 905 16th Street, NW, Washington, DC 20006, and holders of 3,162 shares of the Company's common stock to be presented at the Annual Meeting. The Board disclaims any responsibility for the content of the shareholder proposal and the supporting statement, which are presented exactly in the form received by the Company.

SHAREHOLDER PROPOSAL

Resolved:    That the shareholders of Simon Property Group, Inc. (the "Company") request that any future employment agreements entered into with the Company's CEO David Simon after the expiration of his current employment agreement do not provide Mr. Simon any termination benefits following a change in control. This proposal shall be implemented so as not to violate any existing employment agreements or other contractual obligations, including but not limited to the 2011 CEO Retention Agreement and subsequent amendments or restatements, or the terms of any compensation or benefit plan currently in existence on the date this proposal is adopted.

SUPPORTING STATEMENT

The Company's 2017 Proxy Statement discloses that Chairman and CEO Simon would receive an estimated benefit in excess of $258,000,000 following his termination by the Company without cause or his resignation with good reason following a change in control.

The rationale for golden parachute arrangements is discussed in a Harvard Business Review article by Peer Fiss entitled "A Short History of Golden Parachutes," Oct. 3, 2016. It states:

  [G]olden parachutes for top executives were created with very specific goals: to ensure shareholders wouldn't lose out on beneficial M&A deals and to protect executives from the uncertainty of being fired in the wake of the corporate takeover wave of the 1980s....

  The sense of angst in the C-suite during the 1980s was not wholly unjustified, as most CEOs of acquired firms tended to be out of a job either in the immediate aftermath of a takeover or were reduced to [a] significantly lesser role. Golden parachutes became an insurance policy meant to retain executives and ensure their financial protection while also aligning their incentives with those of investors. The idea was that a healthy exit package would keep executives from fighting deals that might potentially bring a big payday to the firm's shareholders.

The Company's 2017 Proxy Statement's Principal Shareholders' table identifies Melvin Simon & Associates, Inc. et al. as the beneficial owner of 27,136,117 shares of Company stock, representing 8.03% of the Company. A footnote states "This group, or the MSA group, consists of Melvin Simon & Associates, Inc., David Simon, Herbert Simon, two voting trusts, and other entities and trusts controlled by or for the benefit of MSA, David Simon or Herbert Simon."

In our opinion, Mr. Simon's interests are-aligned with those of other shareholders and he need not fear being fired in the event of the Company being involved in a merger or acquisition. Therefore, the estimated benefit valued at more than a quarter of a billion dollars for CEO Simon is not justified and should not be extended beyond his current employment agreement.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "AGAINST" THIS PROPOSAL BASED ON THE REASONS SET FORTH BELOW.

 46     SIMON PROPERTY GROUP   2018 PROXY STATEMENT

SHAREHOLDER PROPOSAL

THE BOARD'S STATEMENT IN OPPOSITION TO PROPOSAL 4

THE PROPOSAL IS NOT CONSISTENT WITH "BEST PRACTICES"

Providing severance benefits, including a change-in-control arrangement such as the one targeted by the proposal, is a very common practice among public companies. In 2017, compensation consulting firm Meridian Compensation Partners performed a study of 160 S&P 500 companies chosen to represent a reasonable cross-section of the industries that comprise the S&P 500. The Meridian study found that among those 160 companies, 98% accelerate the vesting of at least one type of equity award for NEOs in connection with a change-in-control. Further, it should be noted that the change-in-control provision in our CEO's employment contract has a "double trigger" (i.e. our CEO must be terminated without "cause" or resign for "good reason" in connection with a change-in-control as described in "Termination-related provisions of employment agreement with David Simon" in the section of this Proxy Statement titled "Employment Agreements"). This design is consistent with current corporate governance "best practices".

THIS SHAREHOLDER PROPOSAL IS AN INAPPROPRIATE AND IMPROPER METHOD TO NEGOTIATE A SINGLE PROVISION OF A FUTURE AGREEMENT THAT IS TO BE NEGOTIATED WITH OUR CEO

The Company's shareholders are faced with this unusual and unprecedented proposal which the Board believes could negatively impact the negotiation of any future employment agreement with our CEO. We are unaware of any public company receiving a proposal which is substantially similar to the present proposal. We believe that the absence of such is because it is improper for a shareholder to make such a proposal that contravenes the exclusive authority of the Board. Determinations regarding the terms of any future employment agreement with our CEO require context-specific judgement that is not possessed by a shareholder. It is counter-productive for an individual shareholder to micro-manage the future negotiation of our CEO's employment agreement.

THE BOARD'S SOLE AND EXCLUSIVE POWER AND AUTHORITY TO NEGOTIATE AN EMPLOYMENT AGREEMENT WITH ITS CURRENT CEO SHOULD NOT BE LIMITED

A vote against the proposal will give the Board and the Compensation Committee the flexibility they need when negotiating any employment agreement with our CEO. In order for the Board and the Compensation Committee to be most effective they must not be limited by the perspective of an individual shareholder who is not experienced with respect to the myriad of complex issues associated with any future negotiation of our CEO's employment contract.

THIS SHAREHOLDER PROPOSAL CONTAINS OUTDATED INFORMATION

The amount that the proposal asserts that Mr. Simon would receive "following his termination by the Company without cause or his resignation with good reason following a change in control" is outdated. This number is no longer accurate. Please refer to the "Estimated Post Employment Payments Under Alternative Termination Scenarios" table for the current amount to which Mr. Simon would be entitled following his termination by the Company without cause or his resignation with good reason following a change in control.

SHAREHOLDERS HAVE HAD AND WILL CONTINUE TO HAVE OPPORTUNITIES TO VOICE THEIR OPINION ON EXECUTIVE COMPENSATION AND ANY CHANGE IN CONTROL OF THE COMPANY

Shareholders will have the opportunity to vote on any proposed transaction that would trigger the change-in-control arrangement that is the subject of the proposal. In addition, each year, shareholders have the opportunity to vote on the compensation of the Company's NEOs and the Company's compensation policies and practices through the "say-on-pay" advisory vote. At our 2017 annual meeting, over 88% of the shares voting approved our "say-on-pay" resolution. This vote demonstrated our shareholders' strong support for our existing named executive officer compensation program.

THE BOARD RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL BASED ON THE REASONS DISCUSSED ABOVE. PROXIES SOLICITED BY THE BOARD WILL BE VOTED "AGAINST" THIS PROPOSAL UNLESS A SHAREHOLDER INDICATES OTHERWISE IN VOTING THE PROXY.

 SIMON PROPERTY GROUP   2018 PROXY STATEMENT    47

ADDITIONAL INFORMATION

ANNUAL REPORT

Our Annual Report, including financial statements audited by EY, our independent registered public accounting firm, and EY's report thereon, is available to our shareholders on the Internet as described in the Notice. In addition, a copy of our Annual Report will be sent to any shareholder without charge (except for exhibits, if requested, for which a reasonable fee will be charged), upon written request to: Investor Relations, Simon Property Group, Inc., 225 West Washington Street, Indianapolis, Indiana 46204. Our Annual Report is also available and may be accessed free of charge at annualreports.simon.com.

SHAREHOLDER PROPOSALS AT OUR 2019 ANNUAL MEETING

RULE 14a-8 SHAREHOLDER PROPOSALS

To be considered for inclusion in the proxy materials for the 2019 annual meeting of shareholders pursuant to Rule 14a-8 of the Exchange Act, a shareholder proposal made pursuant to such rule must be received by the General Counsel and Secretary of the Company, Steven E. Fivel, at 225 West Washington Street, Indianapolis, Indiana 46204, by the close of business on November 27, 2018. For any such proposal to be considered for inclusion, it should be delivered by U.S. Postal Service-Priority Mail Express with proof of delivery or an internationally recognized overnight carrier (providing proof of delivery). If the date of such meeting is changed by more than 30 days from May 8, 2019, the proposal must be received by the Company at a reasonable time before the Company begins to print and send its proxy materials. In addition, shareholder proposals must otherwise comply with the requirements of Rule 14a-8 promulgated under the Exchange Act and any other applicable laws and regulations.

SHAREHOLDER PROPOSALS OR OTHER BUSINESS OUTSIDE OF THE RULE 14a-8 PROCESS

The Company's By-Laws also establish an advance notice procedure for shareholders who wish to present a proposal of business or nominate a director before an annual meeting of shareholders but do not intend for the proposal to be included in the Company's Proxy Statement pursuant to Rule 14a-8. Pursuant to the Company's By-Laws, such a proposal of business or nomination of a director may be brought before the meeting by a shareholder who is entitled to vote at such meeting and who gives timely notice of such proposal or nomination and otherwise satisfies the applicable requirements. To be timely for the 2019 annual meeting of shareholders, such notice should be delivered by U.S. Postal Service-Priority Mail Express with proof of delivery or an internationally recognized overnight carrier (providing proof of delivery), and must be received by the General Counsel and Secretary of the Company, Steven E. Fivel, at 225 West Washington Street, Indianapolis, Indiana 46204 by the close of business on January 8, 2019. If the date of the 2019 annual meeting of shareholders is changed by more than 30 days from May 8, 2019, the proposal must be received by the Company not later than the close of business on the later of 120 calendar days in advance of the 2019 annual meeting of shareholders or 10 calendar days following the date upon which public announcement of the date of the meeting is first made.

PROXY ACCESS NOMINATIONS

The Company's By-Laws also establish a proxy access provision for shareholders who wish to include director nominees in the Company's proxy statement. Such nomination of a director may be submitted by a shareholder if the shareholder nominee, nominating shareholder and nomination process meet certain requirements outlined in our By-Laws, including that timely notice of such director nomination is provided. To be timely for the 2019 annual meeting of shareholders, such notice should be delivered by U.S. Postal Service-Priority Mail Express with proof of delivery or an internationally recognized overnight carrier (providing proof of delivery), and must be received by the General Counsel and Secretary of the Company, Steven E. Fivel, at 225 West Washington Street, Indianapolis, Indiana 46204 not later than November 27, 2018 nor earlier than October 28, 2018. If the date of the 2019 annual meeting of shareholders is changed more than 30 days from May 8, 2019, the notice must be received no later than the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made. For more information on our proxy access provision, see the section of this Proxy Statement titled "Corporate Governance of the Company—Policies on Corporate Governance."

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and thus file periodic reports and other information with the SEC. These reports and the other information we file with the SEC can be read and copied at the public reference room facilities maintained by the SEC in Washington, DC at 100 F Street, N.E., Washington, DC 20549. The SEC's telephone number to obtain information on the operation of the public reference room is (800) SEC-0330. These reports and other information are also filed by us electronically with the SEC and are available at its website, www.sec.gov.

INCORPORATION BY REFERENCE

To the extent this Proxy Statement has been or will be specifically incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement, titled, "Compensation Committee Report" and "Report of the Audit Committee" should not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

 48     SIMON PROPERTY GROUP   2018 PROXY STATEMENT

FREQUENTLY ASKED QUESTIONS AND ANSWERS

WHAT IS A PROXY?

A proxy is your legal designation of another person to vote on your behalf. By completing and returning the enclosed proxy card, you are giving the persons named in the proxy card, David Simon and Larry C. Glasscock, the authority to vote your shares in the manner you indicate on your proxy card.

WHO IS ELIGIBLE TO VOTE?

You are eligible to vote on all matters presented to the shareholders at the meeting if you own shares of our common stock, par value $.0001 per share, or Class B common stock, par value $.0001 per share, at the close of business on the Record Date.

All of the Class B common stock is subject to voting trusts as to which David Simon and Herbert Simon are the voting trustees. The Board is not soliciting proxies in respect of the Class B common stock.

HOW MANY SHARES MAY VOTE AT THE MEETING?

On the Record Date, there were outstanding 310,072,913 shares of common stock and 8,000 shares of Class B common stock. As a result, a total of 310,080,913 shares are entitled to vote (which we refer to in this Proxy Statement as the "voting shares") on all matters presented to shareholders at the meeting.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

The presence at the meeting in person or by proxy of holders of shares representing a majority of all the votes entitled to be cast at the meeting, or 155,040,457 voting shares, will constitute a quorum for the transaction of business.

WHAT IS THE DIFFERENCE BETWEEN A "SHAREHOLDER OF RECORD" AND A "STREET NAME" HOLDER?

These terms describe how your shares are held. If your shares are registered directly in your name with Computershare Shareowner Services, our transfer agent, you are a "shareholder of record." If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a "street name" holder.

HOW DO I VOTE MY SHARES?

If you are a "shareholder of record," you have several choices. You can vote your shares by proxy:

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Via the Internet by visiting www.proxyvote.com;

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By telephone by dialing toll-free 1-800-690-6903;

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By mailing your proxy card. Please refer to the specific instructions set forth on the Notice or printed proxy materials. For security reasons, our electronic voting system has been designed to authenticate your identity as a shareholder; or

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By voting in person at Simon Property Group Headquarters, 225 W. Washington Street, Indianapolis, Indiana 46204 on May 8, 2018 at 8:30 a.m. EDT.

If you are a "street name" holder, you can vote your shares by following the instructions on the voting instructions or your broker/bank/trustee/nominee will provide you with materials and instructions for voting your shares.

CAN I VOTE MY SHARES IN PERSON AT THE MEETING?

If you are a "shareholder of record," you may vote your shares in person at the meeting. If you hold your shares in "street name," you must obtain a proxy from your broker, bank, trustee or nominee, giving you the right to vote the shares at the meeting.

ADMISSION REQUIREMENTS—WHAT DO I NEED TO DO TO ATTEND THE MEETING IN PERSON?

Proof of stock ownership and some form of government-issued photo identification (such as a valid driver's license or passport) will be required for admission to the meeting. Only shareholders who owned Company common stock as of the close of business on the Record Date are entitled to attend the meeting.

If your shares are registered in your name and you owned Company common stock as of the close of business on the Record Date, you only need to provide some form of government issued photo identification for admission.

If your shares are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the meeting if you bring a recent bank or brokerage statement showing that you owned shares of common stock on the Record Date, and provide some form of government-issued photo identification.

 SIMON PROPERTY GROUP   2018 PROXY STATEMENT    49

FREQUENTLY ASKED QUESTIONS AND ANSWERS

WHAT ARE THE BOARD'S RECOMMENDATIONS ON HOW I SHOULD VOTE MY SHARES?

The Board recommends that you vote your shares as follows:

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Proposal 1: FOR the election of all thirteen director nominees named in this Proxy Statement.

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Proposal 2: FOR the advisory vote to approve the compensation of our Named Executive Officers.

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Proposal 3: FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2018.

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Proposal 4: AGAINST the Shareholder Proposal.

HOW WOULD MY SHARES BE VOTED IF I DO NOT SPECIFY HOW THEY SHOULD BE VOTED?

If you sign and return a proxy card without indicating how you want your shares to be voted, the persons named as proxies will vote your shares as follows:

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Proposal 1: FOR the election of all thirteen director nominees named in this Proxy Statement.

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Proposal 2: FOR the advisory vote to approve the compensation of our Named Executive Officers.

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Proposal 3: FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2018.

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Proposal 4: AGAINST the Shareholder Proposal.

HOW WILL ABSTENTIONS BE TREATED?

For the Annual Meeting, abstentions will have no effect on the outcome of Proposal 1: Election of Directors, Proposal 2: Advisory Vote to Approve the Compensation of our NEOs, Proposal 3: Ratification of Independent Registered Public Accounting Firm and Proposal 4: A Shareholder Proposal because abstentions do not count as votes cast under the majority of votes cast standard.

However, abstentions will be considered present and entitled to vote at the Annual Meeting and will be counted towards determining whether or not a quorum is present.

WHAT ARE BROKER NON-VOTES AND HOW WILL BROKER NON-VOTES BE TREATED?

A broker non-vote occurs when a nominee, such as a broker, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority to vote for that particular proposal and has not received instructions from the beneficial owner as to how to vote its shares. Proposals 1, 2 and 4 fall into this category. If you do not provide your broker with voting instructions, any of your shares held by the broker will not be counted as having been voted on any of these proposals. We do not expect there to be any broker non-votes with respect to Proposal 3, as brokers are entitled to vote on the ratification of independent registered accounting firms. "Broker non-votes" will be considered present at the Annual Meeting and will be counted towards determining whether or not a quorum is present.

 50     SIMON PROPERTY GROUP   2018 PROXY STATEMENT

FREQUENTLY ASKED QUESTIONS AND ANSWERS

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

All voting shares are entitled to one vote per share. To approve each of the proposals, the following votes are required from the holders of voting shares.

PROPOSAL NUMBER	SUBJECT	VOTE REQUIRED	IMPACT OF ABSTENTIONS AND BROKER NON-VOTES, IF ANY

1	Elect the thirteen director nominees named in this Proxy Statement	More votes FOR than AGAINST. Under our By-Laws, for purposes of this proposal, a "majority of votes cast" means more votes cast FOR than AGAINST.	Abstentions and broker non-votes will not impact the outcome of this proposal, as they are not considered votes cast under the majority of votes cast standard.

2	Advisory vote to approve the compensation of our Named Executive Officers	Majority of votes cast.	Abstentions and broker non-votes will not impact the outcome of this proposal, as they are not considered votes cast under the majority of votes cast standard.

3	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2018	Majority of votes cast.	Abstentions will not impact the outcome of this proposal, as they are not considered votes cast under the majority of votes cast standard. We do not expect there to be any broker non-votes with respect to this proposal, as brokers are entitled to vote on the ratification of independent registered accounting firms.

4	Shareholder Proposal	Majority of votes cast.	Abstentions and broker non-votes will not impact the outcome of this proposal, as they are not considered votes cast under the majority of votes cast standard.

The voting trustees who vote the Class B common stock have advised us that they intend to vote all shares of the Class B common stock FOR the election of all nominees, FOR Proposals 2 and 3 being submitted by the Board and AGAINST Proposal 4.

WHY DID I RECEIVE MORE THAN ONE NOTICE OR PROXY CARD?

You will receive multiple Notices or cards if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. If your shares are held by a broker (i.e., in "street name"), you will receive your proxy card or other voting information from your broker, and you will return your proxy card(s) to your broker. You should vote on and sign each proxy card you receive.

CAN I CHANGE MY VOTE AFTER I HAVE MAILED IN MY PROXY CARD?

You may revoke your proxy by doing one of the following:

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By sending a written notice of revocation to our Secretary at 225 West Washington Street, Indianapolis, Indiana 46204 that is received prior to the Annual Meeting, stating that you revoke your proxy;

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By signing a later-dated proxy card and submitting it so that it is received prior to the Annual Meeting in accordance with the instructions included in the proxy card(s); or

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By attending the Annual Meeting and voting your shares in person.

WHAT HAPPENS IF ADDITIONAL MATTERS ARE PRESENTED AT THE ANNUAL MEETING?

We know of no other matters other than the items of business described in this Proxy Statement that can be considered at the Annual Meeting. If other matters requiring a vote do arise, the persons named as proxies will have the discretion to vote on those matters for you.

WHO WILL COUNT THE VOTES?

Broadridge Financial Solutions, Inc. will count the votes and will facilitate the engagement of an independent inspector of election. The inspector will be present at the Annual Meeting.

WILL THE MEETING BE ACCESSIBLE TO DISABLED PERSONS?

Our corporate headquarters is accessible to disabled persons. Please call us at least five days in advance at 317-685-7330 if you require any special accommodations.

HOW CAN I REVIEW THE LIST OF SHAREHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING?

A list of shareholders entitled to vote at the meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting, between the hours of 9:00 a.m. and 5:00 p.m. (EDT), at our offices at 225 West Washington Street, Indianapolis, Indiana

 SIMON PROPERTY GROUP   2018 PROXY STATEMENT    51

FREQUENTLY ASKED QUESTIONS AND ANSWERS

46204. If you were a shareholder on the Record Date, and would like to view the shareholder list, please contact our Secretary to schedule an appointment.

WHO PAYS THE COST OF THIS PROXY SOLICITATION?

The Company will pay the cost of soliciting proxies in connection with this Proxy Statement, including the cost of preparing, assembling and mailing the proxy materials. We will also request banks, brokers and other holders of record to send the proxy materials to, and obtain proxies from, beneficial owners and will reimburse them for their reasonable expenses in doing so. In addition, we have hired Georgeson, Inc. to assist in the solicitation of proxies. We will pay Georgeson, Inc. a base fee of $25,000 for its proxy solicitation services.

IS THIS PROXY STATEMENT THE ONLY WAY THAT PROXIES ARE BEING SOLICITED?

Certain employees or other representatives of the Company may also solicit proxies by telephone, facsimile, e-mail or personal contact. They will not be specifically compensated for doing so.

HAS THE COMPANY ADOPTED A MAJORITY VOTING STANDARD?

Yes. Under our By-Laws, in an uncontested election a nominee will be elected only if the number of votes cast FOR a director's election exceeds the number of votes cast AGAINST that director's election. A nominee who receives more AGAINST votes than FOR votes will be required to tender his or her resignation, subject to acceptance by the Board. For more information, see the section of this Proxy Statement titled "Corporate Governance Matters—Majority Vote Standard for Election of Directors."

WHERE DO I FIND RECONCILIATION OF NON-GAAP TERMS TO GAAP TERMS?

FFO is a non-GAAP financial measure that we believe provides useful information to investors. Please refer to Management's Discussion and Analysis of Financial Condition and Results of Operations on pages 70-73 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for a definition and reconciliation of FFO to consolidated net income and FFO per share to net income per share.

NOI is a non-GAAP financial measure that we believe provides useful information to investors. Please refer to Management's Discussion and Analysis of Financial Condition and Results of Operations on pages 70-73 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for a definition and reconciliation of NOI to consolidated net income and set forth the computations of portfolio NOI and comparable property NOI.

ATTEND OUR ANNUAL MEETING

Date and Time:	May 8, 2018 at 8:30 a.m. EDT
Location:	Simon Property Group Headquarters 225 W. Washington Street Indianapolis, Indiana 46204
Record Date:	March 15, 2018

 52     SIMON PROPERTY GROUP   2018 PROXY STATEMENT

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/07/2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. SIMON PROPERTY GROUP, INC. 225 WEST WASHINGTON STREET INDIANAPOLIS, IN 46204 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/07/2018. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the election of ten director nominees as disclosed in Proposal 1: 1. Election of Directors Nominees For 0 0 0 0 0 0 0 0 0 0 Against 0 0 0 0 0 0 0 0 0 0 Abstain 0 0 0 0 0 0 0 0 0 0 For Against Abstain 1a Glyn F. Aeppel The Board of Directors recommends you vote FOR Proposals 2 and 3. 0 0 For 0 0 0 Against 0 0 0 Abstain 0 1b Larry C. Glasscock 2 An advisory vote to approve the compensation of our Named Executive Officers. 1c Karen N. Horn, Ph.D. 3 Ratification of Ernst & Young LLP as our independent registered public accounting firm for 2018. 1d Allan Hubbard The Board of Directors recommends you vote AGAINST the following Proposal: 1e Reuben S. Leibowitz 4 A shareholder proposal that any future employment agreement with our CEO does not provide any termination benefits following a change in control. 1f Gary M. Rodkin 1g Stefan M. Selig NOTE: Other business as may properly come before the meeting or any adjournments or postponements of the meeting. 1h Daniel C. Smith, Ph.D. 1i J. Albert Smith, Jr. 1j Marta R. Stewart Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000371086_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report on Form 10-K for the fiscal year ended December 31, 2017, Notice and Proxy Statement is/are available at www.proxyvote.com . SIMON PROPERTY GROUP, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 8, 2018 The shareholder hereby appoints David Simon and Larry C. Glasscock, or either of them, as proxies, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Simon Property Group, Inc. that the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held at 8:30 a.m., Eastern Daylight Time, on May 8, 2018, at 225 WEST WASHINGTON STREET, INDIANAPOLIS, INDIANA, 46204 and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" ALL TEN NOMINEES LISTED ON THE REVERSE SIDE FOR ELECTION TO THE BOARD OF DIRECTORS, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3 AND "AGAINST" PROPOSAL 4. IF ANY OTHER MATTER IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, THE PERSONS NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side 0000371086_2 R1.0.1.17